Exhibit 2.2

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE

IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS

PRIVATE OR CONFIDENTIAL. THE OMITTED PORTIONS OF THIS DOCUMENT

ARE INDICATED BY [***].

12 February 2025

THE MANAGEMENT WARRANTORS (AS DEFINED HEREIN)

and

THE PURCHASER (AS DEFINED HEREIN)

MANAGEMENT WARRANTY DEED

in relation to the sale and purchase of

the entire issued share capital of

Mercury Acquisitions Topco Limited, the Midco 2 Individual Shares,
and the redemption of all
Notes of Mercury Midco 1 Limited

THIS DEED is made on 12 February 2025

PARTIES:

(1)	THE PERSONS whose names and addresses are set out in columns (1) and (2) respectively of Schedule 1 (the Management Warrantors); and

(2)	SML UK HOLDING LTD, a private limited company incorporated under the laws of England (registered number 16234541), whose registered office is at 1st Floor 8 Bridle Close, Kingston Upon Thames, London, United Kingdom, KT1 2JW (the Purchaser),

(together, the parties and each a party).

IT IS AGREED:

1. Definitions and Interpretation

Unless otherwise defined in or stated to be construed pursuant to the terms of Schedule 6, words and expressions used in this deed (this Deed) shall be interpreted in accordance with schedule 5 to the SPA and the interpretative provisions of that agreement shall apply in the interpretation of this Deed.

2. The Management Warranties

2.1	In connection with the Proposed Transaction, each Management Warrantor hereby severally warrants to the Purchaser that, so far as he or she is actually aware, the Management Warranties are true and accurate as at:

(a)	the date of this Deed; and

(b)	immediately prior to Closing, with reference to the facts and circumstances then subsisting (providing that any references in clause 2.3 and Schedule 3 to “the date of this Deed” shall be construed to mean “immediately prior to Closing”).

2.2	Each of the Management Warranties is given subject to any limitations, exceptions or exclusions expressly provided for in this Deed, including in Schedule 2.

2.3	Notwithstanding anything to the contrary in this Deed, the term “so far as each Management Warrantor is aware”, or any similar expression, shall be deemed to mean the actual awareness and knowledge of the relevant Management Warrantor as at the date of this Deed, having made reasonable enquiries of the other Management Warrantors.

2.4	The liability of each Management Warrantor in respect of any Claim shall be limited as provided for in Schedule 2 (except in the case of fraud or fraudulent misrepresentation by such Management Warrantor).

2.5	Each of the Management Warranties set out in the separate paragraphs of Schedule 3 shall be construed as a separate and independent warranty.

2.6	At least 10 Business Days prior to Closing, the Management Warrantors shall deliver to the Purchaser a draft of the Closing Disclosure Letter for review and the Management Warrantors shall take into account the reasonable comments of the Purchaser received at least 5 Business Days prior to Closing. Following such delivery, the Management Warrantors may update the Closing Disclosure Letter for any matter or further information which comes to their attention after submission of the draft Closing Disclosure Letter up to Closing provided that the Management Warrantors shall procure that such matters are promptly notified to the Purchaser as soon as the Management Warrantors become aware of any such update (and for those purposes, the awareness of the Management Warrantors shall be construed in accordance with clause 2.3).

3. Tax Covenant

The Tax Covenant shall apply with effect from Closing (save to the extent expressly set out herein).

4. Payments

4.1	Any payment to be made pursuant to this Deed by a Management Warrantor to the Purchaser shall be made to the Purchaser’s Bank Account.

4.2	Payments under clause 4.1 shall be in immediately available funds by electronic transfer on the due date for payment. Receipt of the amount due shall be an effective discharge of the relevant payment obligation.

5. Deductions and Withholdings

Each Management Warrantor shall pay all sums payable by him under this Deed free and clear of all deductions and withholdings, save for any deduction or withholding of tax as required by Law.

6. Assignment

6.1	Except as provided in this clause 6, or unless each Management Warrantor and the Purchaser specifically agree in writing, no person shall assign, transfer, charge or otherwise deal with all or any of its rights under this Deed nor grant, declare, create or dispose of any right or interest in it. Any purported assignment in contravention of this clause 6 shall be void.

6.2	This Deed and the benefits arising under this Deed may be assigned or charged in whole or in part by the Purchaser to its financial lenders or banks or any security agent or trustee acting on their behalf as security agent, in each case for any financing or refinancing of any part of the Purchaser’s Group (including any additional facilities and hedging made available in connection with such financing or refinancing) and such benefit may further be assigned to any other financial institution or other creditors by way of security for the borrowings of the Purchaser resulting from any refinancing of the borrowings made under such financing or refinancing or to any person entitled to enforce such security or to any transferee under a valid enforcement of such security.

6.3	In addition, the Purchaser may assign its rights under this Deed to a member of the Purchaser Group, provided that such assignee will not be entitled to enforce any right assigned to it if it ceases to be a member of the Purchaser Group. The Purchaser shall procure that such assignee reassigns such rights under this Deed back to another entity within the Purchaser Group before such assignee ceases to be a member of the Purchaser Group.

6.4	As soon as practicable after any assignment in accordance with this clause 6, the Purchaser shall procure that the party that has assigned its rights will give written notice of the assignment to the Individual Sellers’ Representative.

6.5	If an assignment is made in accordance with this clause 6, the liabilities of the Management Warrantors under this Deed shall be no greater than such liabilities would have been if the assignment had not occurred.

7. Whole Agreement

7.1	This Deed and the other Transaction Documents together set out the whole agreement between the parties in respect of the sale and purchase of the Shares, the Midco 2 Individual Shares, and the redemption of all Notes, and supersede any prior agreement (whether oral or written) relating to the Proposed Transaction. It is agreed that:

(a)	no party shall have any claim or remedy in respect of any statement, representation, warranty or undertaking made by or on behalf of any other party in relation to the Proposed Transaction which is not expressly set out in this Deed or any other Transaction Document;

(b)	any terms or conditions implied by law in any jurisdiction in relation to the Proposed Transaction are excluded to the fullest extent permitted by law or, if incapable of exclusion, any right, or remedies in relation to them are irrevocably waived;

(c)	the only right or remedy of a party in relation to any provision of this Deed or any other Transaction Document shall be a claim under or for breach of any provision of this Deed or the relevant Transaction Document; and

(d)	except for any liability under or in respect of a breach of any provision of this Deed or any other Transaction Document, no party shall owe any duty of care or have any liability in tort or otherwise to the other parties in relation to the Proposed Transaction, provided that this clause shall not exclude any liability of any party for (or remedy in respect of) fraud or fraudulent misrepresentation of that party.

8. Costs

Except as otherwise provided in this Deed (or any other Transaction Document), each party shall be responsible for its own Costs, charges and other expenses (including Taxation) (including those of its Affiliates) incurred in connection with the Proposed Transaction.

9. Notices

9.1	Any notice or other communication to be given under or in connection with this Deed (a Notice) shall be in the English language in writing and signed by or on behalf of the party giving it. A Notice may be delivered personally or sent by email, pre-paid recorded delivery or international courier to the address provided in clause 9.3 and marked for the attention of the person specified in that clause.

9.2	A Notice shall be deemed to have been received:

(a)	at the time of delivery, if delivered personally or by courier;

(b)	at the time of sending if sent by email, provided that receipt shall not occur if the sender receives an automated message indicating that the message has not been delivered to the recipients;

(c)	9.00 am two (2) Business Days after the time and date of posting if sent by pre-paid recorded delivery; or

(d)	9.00 am three (3) Business Days after the time and date of posting if sent by international courier,

provided that if deemed receipt of any Notice occurs after 6.00 pm or is not on a Business Day, deemed receipt of the Notice shall be 9.00 am on the next Business Day. References to time in this clause 9.2 are to local time in the country of the addressee.

9.3	The addresses and email addresses for service of Notice are:

Management Warrantors
For the attention of:	Address:	Email address:
[***]	24 Britton Street, London, EC1M 5UA United Kingdom	[***]
With a copy (such copy in itself not constituting notice) to:
[***]	Addleshaw Goddard LLP Milton Gate 60 Chiswell Street London, EC1Y 4AG United Kingdom	[***]
Purchaser
For the attention of:	Address:	Email address:
[***] General Counsel	52-16 Barnett Ave, Long Island City, NY 11104 United States	[***] Generalcounsel@stevemadden.com
With a copy (such copy in itself not constituting notice) to:	Address:	Email address:
***	Travers Smith LLP 10 Snow Hill London, EC1A 2AL United Kingdom	[***]
[***]	2021 McKinney Avenue Suite 1600 Dallas, TX 75201 United States	[***]

9.4	A party shall notify the other parties of any change to its details in clause 9.3 in accordance with the provisions of clause 9.2, provided that such notification shall only be effective on the later of: (i) the date specified in the notification; and (ii) five (5) Business Days after deemed receipt.

10. Effect of Closing

Notwithstanding Closing, all Management Warranties and undertakings contained in or entered into pursuant to this Deed will remain in full force and effect and (except as otherwise expressly provided) subject to the time and other limits provided in Schedule 2.

11. Counterparts

This Deed may be executed by PDF signatures or by other electronic means, including by use of DocuSign® or other equivalent services, and scanned and exchanged by email, in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument.

12. Waivers, Rights and Remedies

Except as expressly provided in this Deed, no failure or delay by any party in exercising any right or remedy relating to this Deed shall affect or operate as a waiver or variation of that right or remedy or preclude its exercise at any subsequent time. No single or partial exercise of any such right or remedy shall preclude any further exercise of it or the exercise of any other remedy.

13. Variations

No amendment of this Deed shall be valid unless it is in writing and duly executed by or on behalf of all of the parties to it.

14. Invalidity

Each of the provisions of this Deed is severable. If any such provision is held to be or becomes invalid or unenforceable in any respect under the law of any jurisdiction, it shall have no effect in that respect and the parties shall use all reasonable efforts to replace it in that respect with a valid and enforceable substitute provision the effect of which is as close to its intended effect as possible.

15. Termination

15.1	This Deed shall only become effective upon, and subject to, Closing having occurred. If the SPA is terminated for any reason prior to Closing, this Deed shall automatically and immediately terminate and cease to be of any effect whatsoever.

15.2	If this Deed terminates in accordance with clause 15.1 then the obligations of the parties shall automatically terminate, and no party shall have any liabilities to or rights against any other party under this Deed

16. Third Party Enforcement Rights

A person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

17. Governing Law and Jurisdiction

17.1	This Deed and any non-contractual obligations arising out of or in connection with this Deed shall be governed by, and interpreted in accordance with, English law.

17.2	The English courts shall have exclusive jurisdiction in relation to all disputes (including claims for set-off and counterclaims) arising out of or in connection with this Deed including, without limitation disputes arising out of or in connection with: (i) the creation, validity, effect, interpretation, performance or non-performance of, termination or the legal relationships established by, this Deed; and (ii) any non-contractual obligations arising out of or in connection with this Deed. For such purposes each party irrevocably submits to the jurisdiction of the English courts and waives any objection to the exercise of such jurisdiction. Each party also irrevocably waives any objection to the recognition or enforcement in the courts of any other country of a judgment delivered by an English court exercising jurisdiction pursuant to this clause.

Schedule 1

Management Warrantors

(1) Name	(2) Address	(3) Email address
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Schedule 2

Limitation of Liability

1.1	Maximum limit for all Claims. Notwithstanding any other provisions of this Deed (but subject to clause 2.4), the aggregate liability of each Management Warrantor in respect of all Claims shall not exceed £1.00.

1.2	Warranty and Indemnity Insurance. Notwithstanding any other provisions of this Deed (but subject to clause 2.4), the Purchaser:

(a)	acknowledges and agrees that:

(i)	its sole recourse for any Claim (in respect of liabilities in excess of the liability cap set out in paragraph 1.1 of this Schedule 2) shall be against the Warranty and Indemnity Insurance Policy and accordingly, the Purchaser shall have no right to, and shall not, instigate or pursue any claim, proceeding, suit or action against any Management Warrantor in respect of any such Claim; and

(ii)	it shall be fully liable for any retention amount under, or any costs relating to, the Warranty and Indemnity Insurance Policy and, accordingly, the Management Warrantors shall not be liable for any such amounts; and

(b)	agrees and undertakes that:

(i)	the Warranty and Indemnity Insurance Policy shall contain a waiver from the Insurer waiving all its rights to take subrogated action or to exercise rights assigned to it against the Management Warrantors in respect of any Claim, other than in the event of fraud or fraudulent misrepresentation by a Management Warrantor (and then only to the extent that the Claim arises directly as a result of such fraud or fraudulent misrepresentation);

(ii)	it shall not agree to any amendment, variation or waiver of the waiver referred to in paragraph 1.2(b)(i) of this Schedule 2 (or do anything which has a similar effect); and

(iii)	it shall not novate, or otherwise assign its rights with respect to the waiver referred to in paragraph 1.2(b)(i) of this Schedule 2 or do anything which causes such waiver not to have full force and effect in accordance with its terms.

1.3	Time Limits. Each Management Warrantor shall be under no liability for any Claim unless written notice of such Claim (setting out reasonably specific details of the relevant Claim, including the Purchaser’s estimate (on a without prejudice basis) of the amount of the Claim, provided that failure of the notice to comply with such requirements shall not operate to limit the liability of such Management Warrantor except to the extent that the liability of such Management Warrantor is materially increased as a result of such failure) has been served upon that Management Warrantor by the Purchaser prior to the date which is:

(a)	[***]after the Closing Date, in the case of a Non-Tax Claim; or

(b)	[***]after the Closing Date, in the case of a Tax Claim.

1.4	Matters disclosed. The Management Warrantors shall not be liable for any Claim if and to the extent that the fact, matter, event or circumstance giving rise to such Claim is:

(a)	Disclosed in the Data Room; or

(b)	expressly provided for in the Accounts, the Locked Box Accounts or the Management Accounts, but only to the extent of such provision; or

(c)	Disclosed in any Transaction Document save that the Closing Disclosure Letter shall not be Disclosed against the Management Warranties given pursuant to clause 2.1(a) of this Deed.

1.5	Contingent liabilities. If any Claim is based upon a liability which is contingent only, the Management Warrantors shall not be liable to pay any amount in respect of such Claim unless and until the time at which such contingent liability gives rise to an actual obligation to make a payment (but, for the avoidance of doubt, the Purchaser has the right under paragraph 1.3 of this Schedule to give notice of, and to issue and serve proceedings in respect of, that Claim before such time and within the time limits set out in paragraph 1.3 of this Schedule notwithstanding that such contingent liability has not become an actual liability).

1.6	No liability for Claims arising from acts or omissions of Purchaser. The Management Warrantors shall not be liable for any Claim to the extent that it would not have arisen but for, or has been increased as a result of, any voluntary act, omission or transaction carried out after Closing by the Purchaser or any member of the Purchaser Group (or its respective directors, employees or agents).

1.7	Purchaser’s duty to mitigate. The Purchaser shall procure that all reasonable steps are taken to avoid or mitigate any loss or damage which it may suffer in consequence of any breach by the Management Warrantors of the terms of this Deed or any fact, matter, event or circumstance likely to give rise to a Claim.

1.8	No double recovery. The Purchaser shall not be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity more than once in respect of any one liability, loss, cost, shortfall, damage, deficiency, breach or other set of circumstances, which gives rise to more than one Claim.

1.9	General exclusions of liability. The Management Warrantors shall not be liable for any Claim if and to the extent it is attributable to, or the amount of such Claim is increased as a result of, any:

(a)	Law not in force at the date of this Deed;

(b)	change of Law (or any change in interpretation on the basis of case law), requirement or administrative practice after the date of this Deed;

(c)	guideline, ordinance, code, policy, publication or other document, promulgation or communication issued, administered or enforced by any Governmental Entity, which is not a Law, whether issued before, on or after the date of this Deed;

(d)	change in the rates of Taxation in force at the date of this Deed; or

(e)	change made after Closing in the accounting, taxation or commercial policies or practices of any Target Company.

1.10	Tax Covenant Claims. The limitations set out in paragraphs 1.4, 1.5, 1.6, 1.7 and 1.9 of this Schedule 2 shall not apply to Tax Covenant Claims.

Schedule 3

The Management Warranties

1. The Management Warrantors

1.1	Each Management Warrantor has the capacity to enter into this Deed and this Deed will, when executed, constitute valid and binding obligations of him or her in accordance with its terms.

2. The Target Companies and the Shares

2.1	The facts stated in Schedule 5 are correct in all material respects.

2.2	The Shares constitute the entire issued share capital of the Company.

2.3	The Notes constitute all of the loan notes issued by Midco 1 and no other Target Company has issued any loan notes to any person which are still outstanding.

2.4	All the issued shares in each Target Company:

(a)	(other than the Company and the Midco 2 Individual Shares) are legally and beneficially owned by other Target Companies;

(b)	have been properly and validly allotted and issued; and

(c)	are fully paid or credited as fully paid.

2.5	Due compliance has been made with all provisions of applicable Laws in each Target Company’s jurisdiction of incorporation in respect of:

(a)	any purchase, redemption or repayment of shares, debentures or other securities in the Target Companies;

(b)	any reduction of the share capital in any Target Company;

(c)	any amendment to the constitutional documents (including the memorandum and articles of association for any Target Company incorporated in England and Wales or the equivalent in respect of any Target Company incorporated in any other jurisdiction) (the Constitutional Documents) of any Target Company;

(d)	the passing of any shareholder resolution in respect of any Target Company; and

(e)	the payment of any dividends by any Target Company.

2.6	There are no Third Party Rights, and there is no agreement, arrangement or obligation to create or give any Third Party Rights, in relation to any of the share capital of any Target Company.

2.7	No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the creation, allotment, conversion, redemption, repayment, issue, transfer or sale of any shares or any other security of any kind giving rise to a right over the share capital of any of the Target Companies (including any option or right of pre-emption or conversion).

2.8	Since the Locked Box Date:

(a)	no share or loan capital has been issued or allotted, or agreed to be issued or allotted, by any Target Company; and

(b)	no Target Company has redeemed, purchased, repaid or agreed to redeem, purchase or repay any of its share capital or loan capital.

2.9	No shares in the Company have been offered for subscription to the public (within the meaning of that term contained in Article 3(3) of the Collective Investment Funds (Jersey) Law 1988) and no action has been taken which would result in there being such an offer to the public.

2.10	No Target Company owns or has any interest of any nature in any shares, debentures or other securities issued by any undertaking (other than another Target Company).

2.11	Each Target Company is validly incorporated, in existence and duly registered under the laws of the country in which it is incorporated or established.

2.12	Each Target Company has all requisite right, power and authority to conduct its business as conducted as at the date of this Deed.

2.13	The statutory books (including register of members) of each Target Company required to be kept by applicable Laws in its jurisdiction of incorporation have been maintained in accordance with such laws, are up to date and have been properly kept and contain an accurate and complete record of its members, directors and registrable people with significant control (or such other information as is required by applicable Laws) and no Target Company has received any notice or allegation that any of its register of members or other statutory books are incorrect or incomplete or should be rectified.

2.14	No Target Company has entered into any transaction ultra vires or outside of the authority or powers of its directors or management and no Target Company is in material breach of the provisions contained in its Constitutional Documents.

2.15	No Target Company has given a power of attorney and no person has any authority (express, implied or ostensible) which is still outstanding or effective to enter into any contract or commitment or to do anything on its behalf (other than any authority to its directors, officers and employees to enter into routine trading contracts in the normal course of their duties).

2.16	The copies of the Constitutional Documents of each Target Company that are included in the Disclosure Documents are complete and accurate.

2.17	The Company is and has always been provided with company administration, trustee or fiduciary services as defined in Article 2(3) and 2(4) of the Financial Services (Jersey) Law 1998 by a person registered under that law.

3. Accounts

The Accounts

3.1	The Accounts give a true and fair view of the:

(a)	assets and liabilities and of the state of affairs and financial position as at the Accounts Date; and

(b)	profits or losses for the financial year ended on the Accounts Date, of the Target Group.

3.2	The Accounts have been prepared in accordance with the Relevant Accounting Standards, consistently applied, and applicable Laws and have been prepared in accordance with the Companies Act 2006 and generally accepted accounting standards, principles and practices in force at the date on which they were prepared.

3.3	The policies, principles, practices and estimation techniques of accounting adopted for the purpose of preparing the Accounts are the same as those adopted for the purpose of preparing the audited accounts of the Target Group for the three preceding Accounting Periods.

Locked Box Accounts

3.4	The Locked Box Accounts have been prepared in good faith and with due skill, care and attention from the books of account and ledgers of the Target Group and in accordance with the accounting policies, estimation techniques, measurement bases, principles and practices used in preparing the Accounts, consistently applied.

3.5	Having regard to the purpose for which the Locked Box Accounts were prepared, the Locked Box Accounts present reasonably the state of affairs of each Target Company and give a reasonable indication of the assets, liabilities, income, expenses and profitability of each Target Company and the Target Group as a whole as at the Locked Box Date and, without prejudice to the foregoing, neither materially overstate the value of the assets nor materially understate the liabilities of the Target Group as at the Locked Box Date.

Management Accounts

3.6	The Management Accounts have been prepared with due skill, care and attention and in good faith, from the books of account and ledgers of the Target Group, in accordance with the normal practice of the Target Group and the accounting policies used in preparing the management accounts of the Target Group during the 12 month period ending on the Accounts Date, consistently applied, and on a basis consistent with the Accounts.

3.7	Having regard to the purpose for which the Management Accounts were prepared, the Management Accounts present reasonably the state of affairs of each Target Company and give a reasonable indication of the assets, liabilities, income, expenses and profitability of each Target Company and the Target Group as a whole and, without prejudice to the foregoing, neither materially overstate the value of the assets nor materially understate the liabilities of the Target Group as at the date to which they have been prepared.

Position since Locked Box Date

3.8	Since the Locked Box Date:

(a)	the Target Companies have carried on their business in the ordinary and usual course of business in accordance with past practice in the 12 months prior to the Locked Box Date;

(b)	there have been no amendments to the Constitutional Documents of any Target Company;

(c)	there has been no material change in any method of accounting practice of the Target Companies, except as required by IFRS and/or as disclosed in the notes to the Accounts;

(d)	there has been no material adverse change in the financial or trading position or in the prospects of any Target Company and no fact, matter, event or circumstance has occurred which is reasonably likely to give rise to any such change;

(e)	there has been no material adverse change in the manner or timing of payment of creditors, or the collection of debts, or policy of reversing for debtors which, taking the net effect of all such changes, would have a material adverse effect on the business of the Target Companies;

(f)	no Target Company has disposed of, or agreed to dispose of, or is negotiating to dispose of: (a) any business of, or any shares, debentures or other securities in, a body corporate; or (b) any interest in, any business of or shares, debentures or other securities in, a body corporate;

(g)	other than trading stock in the ordinary course of business, no Target Company has acquired or disposed of, or agreed to acquire or dispose of, any material assets for a consideration which is higher (in respect of an acquisition) or lower (in respect of a disposal) than the open market value at the time of its acquisition or disposal;

(h)	save for any Sellers’ Disclosed Transaction Costs, no Target Company has assumed, incurred or guaranteed, or agreed to assume, incur, or guarantee any liabilities (including contingent liabilities) in respect of any one item exceeding £[***] or in aggregate in excess of £[***] otherwise than in the usual course of its business;

(i)	no Target Company has entered into, or agreed to enter into, any commitment involving capital expenditure in aggregate in excess of £[***];

(j)	no counterparty to a Material Contract has ceased or substantially reduced its trade with any Group Company, altered the terms on which such supplier trades to the relevant Target Company’s disadvantage, or indicated in writing it intends to do any of the foregoing;

(k)	no Target Company has repaid any material sum in the nature of borrowings in advance of any due date or made any loan (excluding in each case intra-group) or agreed to do so; and

(l)	no Target Company has declared, paid or made a dividend or distribution, nor has any Target Company reduced its paid-up share capital.

4. Effect of Sale

Neither the execution nor the completion or performance of this Deed or of any other Transaction Document will make any Target Company liable to pay any success fee, brokerage or commission.

5. Indebtedness

5.1	No Target Company:

(a)	owes any Financial Debt to, or has the right between the date of this Deed and the Closing Date to incur material Financial Debt from, any person outside the Target Group other than Financial Debt owing or available to be drawn pursuant to agreements or instruments;

(b)	has any outstanding intercreditor, subordination or priority arrangements in place, other than any intercreditor, subordination or priority obligation granted pursuant to the Financial Debt; or

(c)	has any outstanding guarantees or security, other than any guarantee or security granted pursuant to the Financial Debt, in each case, details of which are set out in the Data Room.

6. Financial Matters

Solvency

6.1	No order has been made, resolution passed, petition presented or meeting convened for the purpose of winding up any Target Company or whereby the assets of any Target Company are to be distributed to creditors, shareholders or other contributories.

6.2	No Target Company has called any formal or informal meeting of all or any of its creditors.

6.3	No administration order has been made, and no petition for such an order has been presented, in respect of any Target Company which is in force as at the date of this Deed nor has any notice of appointment of, or of any intention to appoint, an administrator been threatened, presented, made, served or filed or is in the contemplation of any Target Company.

6.4	No receiver (including an administrative receiver), liquidator, trustee, administrator, manager, supervisor, nominee, custodian or any similar or analogous officer or official in any jurisdiction has been appointed in respect of the whole or any part of the business or assets of any Target Company.

6.5	No voluntary arrangement, compromise, composition, scheme of arrangement, restructuring plan or standstill agreement, deferral, rescheduling moratorium or reorganisation or other arrangements between any Target Company and its creditors or members (or any class of either of them) has been proposed, implemented or approved or is in the contemplation of any Target Company, nor has any Target Company, by reason of actual or anticipated financial difficulties, commenced negotiation with one or more of its creditors with a view to rescheduling any of its indebtedness.

6.6	No Target Company has stopped, suspended or threatened to stop or suspend paying its debts as and when they fall due, nor is it insolvent or unable to pay its debts within the meaning of section 123(1) or (2) of the Insolvency Act 1986 (interpreted on the basis that the words “it is proved to the satisfaction of the court” in sub-section (1)(e) and sub-section (2) of section 123 shall be deemed to be deleted), or any other applicable insolvency legislation.

6.7	No step has been taken by any party with a view to the dissolution or striking-off the register of any Target Company and no step has been taken to suspend or cease to carry on all or a material part of any Target Company’s business.

6.8	No unsatisfied judgment or court order is outstanding against any Target Company or any of its assets.

6.9	No distress, expropriation, forfeiture, re-entry, diligence, sequestration or attachment affects any asset of any Target Company.

6.10	No Target Company has been party to any transaction which is capable of being set aside, reversed or rescinded under the Insolvency Act 1986 during the relevant period of time preceding the date of this Deed specified therein.

6.11	No disqualification order has at any time been made pursuant to the provisions of the Company Directors Disqualification Act 1986 or proceedings threatened against any current officer of any Target Company.

6.12	No event analogous to any of those described in paragraphs 6.1 to 6.10 of this Schedule 3 has occurred in any jurisdiction.

6.13	No action, legal proceedings or other procedure or step has been taken (including the making of an application, the presentation of a petition, the filing or service of a notice or the passing of a resolution) in relation to the application for an order declaring any of the assets of the Company to be en désastre or for it becoming “bankrupt” within the meaning of Article 8 of the Interpretation (Jersey) Law 1954, or in relation to any procedure or proceedings referred to in Article 125 (Power of company to compromise with creditors and members) of the Companies Law, or under any of the provisions of Part 21 (Winding up of companies) of the Companies Law.

7. Contracts and Commitments

Contracts

7.1	No Target Company is a party to any contract, transaction, obligation, understanding or arrangement that:

(a)	is not in the ordinary and usual course of business;

(b)	is not wholly on arm’s length terms;

(c)	restricts its ability to transfer the whole or any part of its business;

(d)	is material to its business and is not a Material Contract, where material shall mean material in the context of the business of the Target Group taken as a whole;

(e)	cannot readily be fulfilled or performed by the Target Company in accordance with its terms without undue or unusual expenditure or effort (being expenditure or effort which would be abnormal as compared to the expenditure or effort of competitors of the Target Group);

(f)	is of a loss-making nature;

(g)	subjects any Target Company to any minimum spend or minimum purchase or similar obligation; or

(h)	limits or excludes the right of any Target Company to do business and/or to compete in any territory and/or in any field of operation or with any person.

7.2	The Disclosure Documents include complete and accurate copies of all Material Contracts.

7.3	No Target Company has given or received any written notice:

(a)	(that is still valid) that any Target Company or any other party to any Material Contract is in breach of such Material Contract (and there are no circumstances existing which are likely to give rise to such a breach); and/or

(b)	to terminate any Material Contract.

Enforceability and compliance

7.4	All Material Contracts constitute valid and binding obligations of the relevant Target Company.

Joint ventures etc.

7.5	No Target Company is, or has agreed to become, a member of any joint venture, consortium, partnership or unincorporated association (other than a recognised trade association in relation to which that Target company has no liability or obligation other than to pay annual subscription or membership fees).

Trading risk.

7.6	No material supplier to any Target Company has, during the last 12 months, ceased or indicated an intention to cease (or to materially reduce the volume of) trading with any Group Company or to materially increase prices where material shall mean material in the context of the business of the Target Group taken as a whole.

7.7	Each Target Company is able to source any facilities, raw materials and/or services which are material to that Target Company from the market place.

7.8	The Target Group’s standard terms of sale (at document [***](in the folder titled [***]of the Data Room) govern all online sales of products by the Target Group to consumers in the UK.

Risk and reliance.

7.9	After the date of this Deed, no Target Company is required to provide, pay or credit (as applicable) any material discounts, over-riders, rebates or allowances to any third party which will have a material effect on the trading position of any Target Company.

7.10	No Target Company is reliant in any material respect on the performance by third parties of any of that Target Company’s obligations under any contract, including by way of (i) any material obligation of a Target Company having been sub contracted to any person and/or (ii) a Target Company having engaged independent contractors to provide services to it or on behalf of it to any third party.

8. Assets and Insurance

Ownership of assets

8.1	All assets (other than Intellectual Property Rights or real property) included in the Accounts and all assets and rights acquired by any Target Company since the Accounts Date (other than any assets disposed of or realised in the normal course of trading):

(a)	are legally and beneficially owned by the relevant Target Company (or the relevant Target Company otherwise has the valid and legal right or title for their use); and

(b)	are free from Third Party Rights (other than rights and retention of title arrangements or liens arising by operation of law in the ordinary and usual course of business).

8.2	Where any assets referred to in paragraph 8.1 of this Schedule 3 are the subject of any agreement for lease, hire or hire purchase, factoring arrangement, conditional sale or credit agreement, there has been no material default by the relevant Target Company in the performance or observance of any provisions of such agreements or arrangements.

8.3	Neither the Management Warrantors nor any Target Company has received written notice in the three year period prior to and including the date of this Deed of any claim, or threatened or pending claim, under applicable Laws or regulations with respect to product liability relating to any product manufactured, sold, distributed, marketed and/or supplied by any Target Company or in the business of the Target Group (the Products) where the amount of any such claim, or threatened or pending claim, is more than £[***] (Individual Product Claim).

8.4	No Products have been the subject of any material recall, corrective measures, withdrawal, and/or notification before or after being placed on the market where the value of such material recall, corrective measures, withdrawal, and/or notification is more than £[***] for each single occurrence.

8.5	All Products, their packaging and related labelling and advertising, comply with all applicable Laws, regulations, standards and requirements.

Insurance

8.6	The Data Room contains accurate details of all insurance policies that are maintained by or on behalf of the Group Companies (the Policies) at folder [***]. All premiums due on the subsisting Policies have been paid and there are no circumstances existing at the date of this Deed which might result in any Policy becoming void.

8.7	No insurer has disputed or given any written indication that it intends to dispute the validity of any of the Policies on any grounds.

8.8	No Target Company has made any claims under any Policy for a value of over £[***]in the three years prior to the date of this Deed and there are no circumstances existing at the date of this Deed which would or might reasonably be expected to entitle a Target Company to make such a claim.

9. Real Property

9.1	The Properties comprise all the real property owned, controlled, used or occupied by any Target Company or in which any Target Company has any interest, right or liability whether actual or contingent.

9.2	The details of the Properties at documents [***] (in the folder titled [***]) and [***] (in the folder titled [***]) are true and accurate in all material respects.

9.3	The Target Companies do not hold any interest in any freehold or owned Properties or any leases with a term longer than 20 years.

9.4	The relevant Target Companies are solely legally and beneficially entitled to their relevant interests in the leasehold Properties.

9.5	No Lease is held and/or guaranteed by a person other than the Target Group Companies, the relevant Target Companies are concessionaires under each Concession Agreement, the relevant Target Companies are in exclusive physical occupation and possession of the Properties and no person other than the relevant Target Company (and, in the case of Properties subject to a sublease, the undertenant or a Concession Agreement, the counterparty) has any right to possession, occupation or use of or interest in the Properties.

9.6	The relevant Target Companies have under their control copies of each of the Leases, and Concession Agreements and any documents supplemental or ancillary to the Leases and Concession Agreements (and where any such Leases or deeds of variation of those Leases are required by law to be registered at HM Land Registry, the relevant Target Company has fully signed original and/or certified copies and/or electronically signed copies of those documents) and each relevant Lease has been registered.

9.7	The relevant Target Companies’ interests in the Properties are not charged to a third party.

9.8	The current use of the Properties is the lawful use under the Planning Acts and there are no agreements, rights, easements, liberties, privileges, advantages, interests, covenants, conditions or restrictions which conflict with the current use of the Properties.

9.9	No Target Company has itself obtained a title indemnity insurance policy relating solely to its interest in any of the Properties.

9.10	The Properties have the benefit of the legal rights and easements (including rights of access) necessary for the current use and enjoyment of the Properties by each relevant Target Company.

9.11	The relevant Target Company’s interests in the Properties are not subject to any agreements for sale, estate contracts, options, rights of pre-emption (other than any rights of pre-emption which benefit the landlord or counterparty under a Lease or Concession Agreement) and there are no obligations binding on a Target Company to make future payments in respect of overage, clawback, deferred consideration or other payments of a similar nature in respect of any of the Properties.

9.12	All necessary consents and permissions (including, but not limited to, under the Planning Acts) have been obtained for the relevant Target Company’s current use of the Properties and/or any works carried out by a Target Company at the Properties and no written notices of breach of such consents and permissions have been received by a Target Company.

9.13	No Target Company has received written notice of any enforcement action or threat of enforcement action under the Planning Acts or under any Planning Agreement or Obligation in relation to the Properties and none have been or threatened in writing to a Target Company.

9.14	There are no applications for any permissions required under the Planning Acts submitted by a Target Company awaiting determination, awaiting the conclusion of any agreement or planning obligation under any Planning Agreement or Obligation or subject to appeal.

9.15	There is no circumstance which (with or without the taking of other action) would entitle any third party to exercise a right or power of entry in respect of or to take possession of the Properties, except express rights set out in the Leases relating to any Properties or in Concession Agreements pursuant to which any Properties are held.

9.16	The Properties are not subject to the payment of any outgoings other than the usual rates and utility charges, all payments for which are up to date.

9.17	There are no disputes, claims, actions, demands, notices or complaints in respect of the Properties by a Target Company.

9.18	No notices materially adversely affecting a Target Company’s use of the Properties (or any of the rights that a Target Company enjoys at a Property) have been received or served by a Target Company (including but not limited to notices to exercise break rights in the Leases and/or terminate a Concession Agreement.

9.19	In relation to the Leases and Concession Agreements:

(a)	the relevant Target Company occupies or otherwise uses the Properties pursuant to, or under the terms of, the relevant Leases and Concession Agreements respectively;

(b)	with respect to each Lease:

(i)	the Lease was validly granted and any consents required from the relevant landlords, Concession counterparties and/or their respective lenders for the grant of such Leases, the vesting of such Lease in each subsequent tenant, the grant of any sub-lease or for any works carried out by or change use effected by any tenant have been obtained;

(ii)	all covenants contained in each Lease have been observed and performed in all material respects;

(iii)	all sums owed under each respective Lease (including but not limited to rent and service charge) have been paid;

(iv)	each Lease remains extant and there are no ongoing actions for forfeiture of such Lease; and

(v)	there are no ongoing, outstanding or overdue rent reviews.

9.20	Where a Target Company has sublet a Property to a third party, that sublease was validly granted and there is no breach by a subtenant of the terms of its sublease and no such subleases benefits from security of tenure under the Landlord and Tenant Act 1954.

9.21	Each of the Target Company’s landlords under the Leases or counterparties to Concession Agreements have insured each Property and store to which the Concession relates in accordance with the terms of the relevant Lease or Concession Agreement and no Target Company has received notice of a breach of the conditions of the policies of such insurance or any increase in the rate of premium as a result of any action of any Target Company.

10. Environmental, Health and safety

10.1	Each Target Company has complied in all material respects with applicable Environmental Laws in the five year period prior to and including the date of this Deed, and has obtained and materially complied with the terms of all relevant Environmental Consents (which are in full force and effect) and no circumstances exist which may result in the variation, suspension, surrender, cancellation, revocation, breach, liability under, refusal to renew, refusal to grant or judicial review of any Environmental Consents and/or breach of or liability under Environmental Laws.

10.2	No Target Company, nor any of its directors, officers or employees is (nor has been) involved in any litigation, proceedings, claim, prosecution, dispute resolution, settlement agreements, regulatory action, enforcement and/or investigation relating to the business of the Target Group that concern Environmental Matters, none is threatened and none is likely to arise. No Target Company has, during the preceding period of six years ending on the date of this Deed, received or sent any notice, claim, complaint or other communication alleging a material breach of law or liability in relation to Environmental Matters.

10.3	No Hazardous Substances, pollution or contamination are present at the Properties (or any other properties owned, occupied or controlled at any time by any Target Company) and/or have been released, emitted, discharged into or permitted to be present in the Environment by any Target Company.

11. IP/IT

Intellectual Property

11.1	Complete and accurate details of all Registered Intellectual Property Rights are included in the Disclosure Documents.

11.2	The Owned Intellectual Property Rights are:

(a)	legally and beneficially owned by the relevant Target Company and not held jointly or in common with any other person (except where stated in the Disclosure Documents as being held jointly with other Target Companies) and no Target Company has granted or is contractually obliged to grant any licence in respect of any Owned Intellectual Property Rights or Business IPR other than to franchisees pursuant to the franchise agreements or under Concession Agreements included in the Disclosure Documents or, as part of any routine distribution, supply, marketing and/or services contract required and entered into under the day to day operations of the business of the Target Company or Group;

(b)	valid, subsisting and enforceable, free from Third Party Rights, and nothing has been done or omitted to be done by which they may cease to be valid and enforceable, or which may prevent applications for registrations of Owned Intellectual Property Rights from being granted; and

(c)	together with the Business IPR licensed to a Group Company, all of the material Intellectual Property Rights required to carry on the business of the Target Group as carried on as at the date of this Deed.

11.3	The Business IPR is validly licensed to the relevant Target Company. The material licences of the Business IPR to the relevant Target Companies are: (i) included (as complete and accurate copies) in the Disclosure Documents, (ii) in force, (iii) none of the parties to them is in breach, and there exist no circumstances likely to give rise to a breach and (iv) none of the parties to them has issued any notice to terminate any such licence. No third party has within the 18 months prior to the date of this Deed disputed the right of a Target Company to use the Business IPR.

11.4	There are no subsisting claims or disputes against any Target Company pursuant to which a third party has asserted:

(a)	the operations of any Target Company infringe (or have in the last 12 months infringed) the Intellectual Property Rights of a third party;

(b)	there are grounds for any Registered Intellectual Property Right or material Unregistered Intellectual Property Right to be challenged or attacked; and/or

(c)	any claim for ownership or compensation or moral rights to any of the Target Group’s Registered Intellectual Property Rights or material Unregistered Intellectual Property Rights, and there exist no circumstances likely to give rise to any such claims or disputes.

11.5	All fees payable in respect of the registrations/applications of any Registered Intellectual Property Rights have been paid.

11.6	No third party is infringing or making unauthorised use of the material Registered Intellectual Property Rights or the material Unregistered Intellectual Property Rights or the material Business IPR.

11.7	Each employee of a Target Company that has created, developed or invented material Intellectual Property Rights that a Target Company uses has entered into a written agreement with a Target Company obliging him or her to disclose and providing for him or her to assign those Intellectual Property Rights to a Target Company.

11.8	There are no agreements or arrangements of any kind which restrict the disclosure, use, licensing, assignment, other commercial exploitation or charging by any Target Company of any: (i) Owned Intellectual Property Rights; or (ii) with the exception of the terms of the agreements under which Business IPR is made available to the Target Group, Business IPR.

11.9	With the exception of registered Intellectual Property Rights which have been allowed to expire because they are no longer required by the Target Group, no registered Intellectual Property Rights owned by a Target Company have expired in the 12 months prior to the date of this Deed.

Information technology

11.10	All material IT Systems that are not “off-the-shelf” standard packaged software used by any Target Company are lawfully owned or validly licensed to a Target Company, and their use by the relevant Target Company does not infringe the Intellectual Property Rights of any person. Each Target Company has, and in the last 24 months has at all times maintained, sufficient software licences in respect of its use of software (including, without limitation, with regard to user numbers, user type and territorial restrictions).

11.11	The IT Systems:

(a)	perform efficiently and do not contain any material defect or feature which could reasonably be expected to have a material and adverse affect on the business of the Target Group as a whole; and

(b)	are covered by warranty and/or maintenance and support arrangements which are adequate for the requirements of the Target Group.

11.12	No action will be necessary to enable any Target Company to continue to use any software or IT Systems currently used by it to the same extent and in the same manner as it has been used prior to Closing (save for any licence renewals or the payment or renewal of rental or lease fees in the ordinary course or any change of control provisions contained in any agreements or licenses relating to the IT Systems), and the IT Systems are adequate for the business of the Target Companies as carried on as at the date of this Deed.

11.13	Details of all domain names and websites used by each Target Company are included in the Disclosure Documents. All such domain names are registered in the name of a Target Company.

11.14	In the last 18 months the material IT Systems have not failed or suffered any intrusion or virus and the data that they process has not been lost, subject to unauthorised access, corrupted or compromised, in each case in a manner that would have a material adverse effect on the Target Companies.

11.15	The Target Companies have implemented reasonable measures to:

(a)	preserve the availability, security and integrity of the IT Systems and data and information stored on the IT Systems;

(b)	prevent data loss or theft, and the IT Systems from being affected by viruses or bugs that might distort their proper functioning, permit unauthorised access or disable them without the consent of the user; and

11.16	enable the availability of and access to the IT Systems to be restored in a timely manner in the event of a physical or technical incident.

12. Employment and Benefits

General

12.1	The following details of the Target Group’s employees are included in document[***](in the folder titled [***]) of the Data Room: their employing entity, hours and place of work, job titles, their respective salaries or pay rates (as applicable) including overtime, length of service, notice period, holiday entitlement, benefits and employment status and are complete and accurate in all material respects.

12.2	Complete and accurate copies of each employment contract for the Senior Employees are included in the Disclosure Documents at [***] (in the folder titled [***]).

12.3	Complete and accurate copies of the standard terms and conditions of employment used by the Target Company for each grade or category of employee are included in the Disclosure Documents, and no employee is employed on terms and conditions which are materially different to those standard terms.

12.4	Complete and accurate details of all share incentive schemes, share option schemes or profit sharing, commission, bonus or other incentive arrangements applicable to any of the current employees or directors of the Target Group (including rules and other documentation (including all material documentation in relation to any awards), are included in the Disclosure Documents at [***] (in the folder titled [***]) of the Data Room, and complete and accurate details of all payments that have been made under such arrangements during the period of 24 months immediately preceding the date of this Deed to those persons listed in the Disclosure Document at [***] (in the folder titled [***]) of the Data Room are included at [***] (in the folder titled [***]).

12.5	[***].

12.6	[***].

12.7	No Target Company has any obligation to provide any benefit or make any payment of any nature (including share options, profit share, commission or bonus) to or for the benefit of, or in connection with the employment or office of, any former employees, workers or officers of any Target Company other than remuneration accrued (but not yet due for payment) in respect of the calendar month in which this Deed is executed.

12.8	[***].

Compliance

12.9	In the last five years, each Target Company has complied in all material respects with all its obligations (including health and safety obligations) to or in respect of all its employees and workers and former employees, and former workers arising out of or in connection with their terms and conditions of employment or engagement and/or under any applicable Law or any judgments, decisions, orders and awards made in respect of any of them and no liability for any failure to comply with any such obligation or requirement has been transferred to any Target Company by virtue of the application of any Automatic Transfer Regulations or otherwise.

12.10	There are no amounts owing to any employee, worker or former employee or worker officers or former officers of any Target Company, other than remuneration accrued (but not yet due for payment) in respect of the calendar month in which this Deed is executed or for reimbursement of business expenses incurred during such month, and none of them is entitled to any accrued but unpaid holiday pay other than in relation to the Target Group’s current holiday year (other than where carry over of holiday from one holiday year to the next is permitted by contract or required by applicable Law) and the Target Company has at all times complied in all material respects with the relevant legal requirements in calculating holiday pay.

12.11	There are no outstanding loans between any employees or directors or officers or workers (or former employees, directors, officers or workers) of the Target Group on the one hand and any Target Companies on the other hand.

12.12	The Target Group has not at any time established, operated or settled assets to or otherwise had any liability to any employee benefit trust or other similar trust.

12.13	Each Target Company has maintained adequate, relevant and accurate records relating to its employees, workers and former employees and workers (including records relating to employers’ liability insurance, data protection, working time, national minimum wage, parental leave, maternity leave, paternity leave, adoption leave, sickness absence, evidence of entitlement to work in the relevant jurisdiction in which they work.

Disputes

12.14	There is no dispute between any Target Company and any trade union existing, pending or threatened and there is no collective bargaining agreement or other arrangement in place (whether binding or not) with any trade union or other body representing employees to which any Target Company is a party or subject. No Target Company has received any requests for recognition from a trade union within the two years prior to the date of this Deed.

12.15	There is no current, pending or threatened enquiry, complaint, dispute, investigation or claim against any Target Company including in respect of any allegations of whistleblowing detriment, discrimination, bullying or harassment, or other serious malpractice, relating to or by the employees, workers or former employees or workers of any Target Company and/or any trade union or other representatives in the 12 months immediately preceding the date of this Deed.

12.16	Each Target Company has appropriately investigated all sexual harassment, or other harassment, discrimination, equal pay, or retaliation or victimisation allegations against a relevant Target Company and/or its or their officers, directors, partners, employees, contractors or agents who provide services to the Target Group that have been reported to any Target Company or which any such entity is otherwise aware or has knowledge of. With respect to each such allegation (except those for which a relevant Target Company has reasonably deemed to not have merit) each Target Company has taken corrective action reasonably calculated to prevent further improper action where such action was necessary. There are no such allegations that, if known to the public, would bring the Target Company into material disrepute.

12.17	Details of any disciplinary or grievance proceedings which have not yet been completed are included in the Disclosure Documents, and there are no appeals pending in relation to any disciplinary or grievance decisions relating to any Employee, in either case relating to any Employee, in respect of any allegations of whistleblowing detriment, discrimination, bullying or harassment or other serious malpractice.

Right to work

12.18	All employees and workers have permission to work in the country in which they currently work.

12.19	Each Target Company has complied with its obligations under the relevant immigration rules, including in relation to any sponsorship licence it holds, and has maintained appropriate and adequate records of its employees and workers right to work in the country in which they work.

Termination and transfers

12.20	No person previously employed by a Target Company has a right to return to work or a right to be reinstated or re-engaged.

12.21	No Target Company has dismissed, or given notice of termination to, 20 or more employees by reason of redundancy or workforce reduction or otherwise been subject to an obligation to consult with any employee or representatives as a result of any workplace changes, closing or mass layoff or workforce reduction, or changes to terms and conditions, during the 12 months preceding the date of this Deed.

12.22	No employee of any Target Company has an entitlement to receive an enhanced payment in excess of the minimum redundancy or severance payment under the applicable national law and no Target Company has a historical practice of paying any such enhanced payments.

12.23	No Target Company has been a party to a “relevant transfer” (as defined by TUPE) or any equivalent under any Automatic Transfer Regulations at any time during the period of 12 months immediately preceding the date of this Deed.

Contractors and third-party supplier personnel

12.24	Document [***](in the folder titled [***]) of the Data Room contains a complete and accurate copy of the standard terms and conditions on which the Target Company engages consultants. No consultant or contractor is engaged on terms and conditions which are materially different to those standard terms.

12.25	In the 12 months prior to the date of this Deed, no worker or former worker has raised any allegations or claims relating to employment status, for tax and/or employment purposes, and no circumstances exist which may give rise to such claims or allegations.

12.26	Each Target Company has:

(a)	complied with its obligations under the IR35 Legislation (or equivalent applicable legislation in each jurisdiction), including, where applicable and appropriate, carrying out employment status determinations for any worker engaged, directly or indirectly, by the Target Group and who provides their services through their own intermediary, and has maintained adequate and appropriate records of any such determinations; and

(b)	in place appropriate procedures to ensure compliance with the IR35 Legislation (or equivalent applicable legislation in each jurisdiction).

13. Pensions

13.1	Save in respect of the Disclosed Schemes and any state social security arrangements arising under applicable Law, no Target Company has an obligation to provide, or contribute towards, any scheme or other arrangement which provides pension, retirement or death benefits in respect of any Relevant Person of any Target Company. No undertaking, assurance, or announcement has been given to any Relevant Person in relation to the continuance, introduction or improvement of any benefit provided by the Scheme.

13.2	All material details and governing documents of the Disclosed Schemes, and any pension or benefit commitment in connection with retirement or death under which the Target Group is or may be legally liable to contribute, have been included in the Disclosure Documents.

13.3	The Disclosed Schemes have in all material respects been operated in accordance with the provisions of their governing documentation, all applicable legislation, and the general requirements of law and regulatory practice.

13.4	Each Target Company has complied in all material respects with all material pension obligations pursuant to all applicable Law or regulations in relation to the Disclosed Schemes, or otherwise relating to the provision of retirement or death benefits.

13.5	All contributions or insurance premia which have fallen due for payment in respect of the Disclosed Schemes have been paid in full on or before their due date, and all lump sum benefits payable in the event of death are fully insured with an insurance company.

13.6	No Relevant Person has a right to, or option to claim, any benefits on enhanced terms (whether under the Disclosed Schemes or otherwise) in connection with early retirement or redundancy as a result of the operation of TUPE or any other Automatic Transfer Regulations.

13.7	No Target Company has ever had any obligation to contribute to or in respect of any Defined Benefit Arrangement, or has any operational or financial connection to any participating employers of a Defined Benefit Arrangement. No Target Company has received any direct or indirect benefit from a Defined Benefit Arrangement or a participating employer thereof.

14. Legal and regulatory Compliance

Compliance with laws

14.1	Each Target Company is conducting, and since the date three years prior to the date of this Deed has conducted, its business in material compliance with all applicable Laws and regulations, and no Target Company is, nor has been since the date three years prior to the date of this Deed, in material breach of any such laws or regulations.

Investigations and Competition

14.2	No Target Company is, or has at any time during the period of 6 years prior to the date of this Deed been:

(a)	party to or engaged in any agreement, arrangement, understanding, practice or conduct (unilateral or otherwise) which was or is an infringement of Competition Law;

(b)	the subject of or affected by any existing or pending report, decision, judgment, order, undertaking, commitment, assurance or similar measure made, taken or obtained by or given to any tribunal or court or any Competition Authority in relation to Competition Law;

(c)	the subject of any investigation, inquiry or other proceeding by or before any tribunal or court in relation to Competition Law or any Competition Authority;

(d)	involved (directly or indirectly) in making or threatening to make any complaint or other communication to any Competition Authority or commencing or threatening to commence any proceedings before any tribunal or court in relation (partly or wholly) to Competition Law.

14.3	None of the Sellers, the members of the Sellers’ Group or the Target Companies, is subject to any order, judgment, direction, investigation or other proceeding by any Governmental Entity which will, or is likely to, prevent or materially delay the satisfaction of the HSR Condition.

14.4	There are no facts or circumstances which could reasonably be expected to prevent the HSR Condition from being satisfied in full prior to the Longstop Date.

Licences and consents

14.5	All licences, consents, authorisations and other permissions and approvals, the absence of which would have a material adverse effect on the ability to carry on the business of the Target Group, are in full force and effect, and there is no circumstance which indicates that such licence, consent, permission, authorisation or approval is likely to be revoked.

14.6	The copy of the consent of the Jersey Financial Services Commission to the issue of shares in the Company pursuant to the Control of Borrowing (Jersey) Order 1958 (the COBO Consent) provided to the Purchaser is a true and accurate copy of the original thereof.

14.7	Neither the Company nor the Management Warrantors have received written notice of any variation or withdrawal of the COBO Consent or any letter of other notification prejudicing the COBO Consent and no approval or consent is required under the Control of Borrowing (Jersey) Order 1958 to give effect to the Proposed Transaction.

14.8	The Company is not carrying on, nor has in the past carried on, any unauthorised financial services business as defined in the Financial Services (Jersey) Law 1998.

14.9	The Company is not a ‘collective investment fund’ for the purposes of the Collective Investment Funds (Jersey) Law 1988, as amended.

Financial crime

14.10	No Target Company is or has been, and no director, officer, employee, consultant, agent or other person associated with any Target Company is or has:

(a)	made, given, authorised or offered, or promised to make, give, authorise or offer any financial or other advantage (including any payment, loan, gift or transfer of anything of value), directly or indirectly, to or for the use or benefit of any government official (or to another person at the request or with the assent or acquiescence of such government official), or any other natural or legal person, in order to assist the Target Group in improperly obtaining or retaining business for or with any person, directing business to any person or securing any improper advantage;

(b)	taken any other action which would violate applicable Financial Crime Laws or any Target Company policies and contractual obligations related to the same; or

(c)	been the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body regarding any offence or alleged offence under Financial Crime Laws, no such investigation, inquiry or proceedings have been threatened or are pending, and there are no circumstances likely to give rise to any such investigation, inquiry or proceedings.

14.11	The Disclosure Documents contain the anti-bribery policy adopted by the Target Group, and the Target Group has in place systems, procedures and controls:

(a)	designed to prevent it or any of its directors, officers, employees, consultants or agents from violating any anti-bribery, anti-corruption or anti-fraud legislation;

(b)	for reporting a violation or suspected violation of anti-bribery law and for ensuring that all such reports are fully investigated and acted upon appropriately; and

(c)	designed to prevent it or any of its directors, officers, employees, consultants and agents of any Target Company from undertaking any activity, practice or conduct relating to the business of the Target Group that would constitute an offence or might otherwise lead to a Target Company being liable to prosecution under Financial Crime Laws.

14.12	The Company is not carrying on, nor has in the past carried on, any activity described under Schedule 2 of Proceeds of Crime (Jersey) Law 1999 for which registration of the Company under the Proceeds of Crime (Supervisory Bodies) (Jersey) Law 2008 would be required.

Modern slavery

14.13	Each Target Company has at all times conducted its business in accordance with Modern Slavery Laws. In relation to each Target Company, its assets, business and/or supply chains, by or in respect of the Target Company’s officers, employees or agents, there is no and has never been any:

(a)	breach, violation or default;

(b)	order, decree or judgment of any court or any governmental agency; or

(c)	enquiry, investigation, reference, notification, proceeding, report or decision, in respect of Modern Slavery Laws, in each case whether in the United Kingdom or the jurisdiction where each relevant Target Company is incorporated and/or carries on its business.

15. Data Protection and confidentiality

15.1	Each Target Company is and has been in the five years prior to the date of this Deed, compliant with applicable data protection laws in all material respects.

15.2	No Target Company has, in the 24 months prior to the date of this Deed:

(a)	received a written notice alleging it has not complied with applicable data protection laws;

(b)	received any communication from a data protection regulator enquiring into the measures taken by a Target Company to comply with data protection legislation;

(c)	experienced any matter which resulted in the accidental, unauthorised or unlawful destruction, loss, alteration, disclosure of, or access to, personal data transmitted, stored or otherwise processed and/or confidential information; or any claim for compensation for loss or accidental or unauthorised destruction or disclosure of personal data and/or confidential information.

16. Litigation

Current proceedings

16.1	No Target Company is involved (whether as a claimant, defendant or other party) in any claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry, mediation or arbitration (other than as claimant in the collection of debts arising in the ordinary and usual course of its business, none of which exceeds £[***]) with a value or cost (or which, in the reasonable opinion of the Management Warrantor, is reasonably likely to have a value or cost) to a Target Company of greater than £[***] (collectively, Proceedings).

Pending or threatened proceedings

16.2	No Proceedings are pending or threatened in writing by or against any Target Company (and there are no circumstances existing which are likely to lead to Proceedings by or against any Target Company).

17. Tax

General

17.1	All material amounts of Tax due and payable by any Target Company prior to the date of this Deed have been paid punctually and in full where material shall mean material in the context of the business of the Target Group taken as a whole.

17.2	All material liabilities of each Target Company for Tax measured by reference to income, profits or gains earned, accrued or received on or before the Locked Box Date or arising in respect of any act, transaction or omission occurring or deemed for any Tax purpose to occur on or before the Locked Box Date are, to the extent required in accordance with the relevant generally accepted accounting principles applicable to the Locked Box Accounts, provided for or (as appropriate) disclosed in the Locked Box Accounts.

17.3	Since the Locked Box Date, no Target Company has been involved in any transaction which has given rise to a liability to Tax on any Target Company other than Tax in respect of normal trading income or receipts of the Target Company concerned arising from transactions entered into by it in the ordinary course of business.

17.4	No Target Company is, nor will become, liable to pay, or to pay any amount in respect of, any Tax which is directly or primarily chargeable to any other person (excluding input VAT and PAYE income tax and National Insurance contributions). No Target Company is liable as an agent, permanent establishment or prescribed person for any Tax liability of another person.

17.5	The SPA, and the occurrence of Closing thereunder, will not result in any Target Company incurring any liability to Tax, or result for any Tax purposes in the deemed disposal, realisation or assignment of any of the assets or liabilities of the Target Company or the withdrawal of any Relief claimed by the Target Company before Closing, and without limitation to the foregoing, no liability to Tax will arise under any of section 179 TCGA 1992, section 345 CTA 2009, section 631 CTA 2009 or section 780 CTA 2009 as a result of the SPA or Closing.

17.6	No Target Company is and has not been party to any transaction or arrangement under which it has been or is likely to be, required to compute its Profits or losses for Tax purposes as if arm’s length terms had been made or imposed instead of the actual terms, or otherwise to make any adjustment for Tax purposes to the terms on which the transaction or arrangement took place.

17.7	The Company is not a “financial services company” or a “utility company” as respectively defined in the Income Tax (Jersey) Law 1961 so that it is subject to income tax in Jersey at a rate of 0%.

17.8	The Company is an “international services entity” for the purposes of the Goods and Services Tax (Jersey) Law 2007 and as a consequence is exempt from any Jersey Goods and Services Tax and all annual fees for such exemption have been paid in full and are up to date.

Compliance

17.9	Each Target Company has duly, and within any appropriate time limits, made all material returns, applications, notifications, computations, reports, accounts, statements, supplies of information, registrations and assessments (Returns) required by law to be made to all relevant Tax Authorities in the last four years and all such returns were complete and accurate in all material respects. The Returns were and remain complete, true and accurate in all material respects and are not the subject of any question or dispute with a Tax Authority nor are they likely to become the subject of any question or dispute with any Tax Authority.

17.10	The Company has prepared, kept and preserved sufficient records as required by law and to enable it to deliver correct and complete Returns and to calculate any present or, so far as possible, future liability for Taxation of the Company. The Company has maintained arrangements for keeping accounting records which are sufficient to enable the Company’s liabilities to Tax to be calculated accurately in all material respects.

17.11	No Target Company is involved in or is likely to be involved in, any material dispute with or investigation by any Tax Authority or has in the last four years been the subject of any such dispute with or investigation by any Tax Authority.

17.12	Each Target Company is and has at all times in the last four years been, resident for Tax purposes in its place of incorporation and is not and has not at any time in that period been treated as resident in any other jurisdiction for any Tax purpose (including any double taxation arrangement). No Target Company is subject to Tax in any jurisdiction other than its place of incorporation by virtue of having a permanent establishment or other place of business in that jurisdiction.

17.13	Each Target Company has, where legally obliged to do so, deducted, accounted for, and/or withheld amounts in respect of Tax and has properly and punctually accounted to the relevant Tax Authority for the Tax so deducted, accounted for and/or withheld.

17.14	If the Company carries on any relevant activities as defined in Article 3 of the Taxation (Companies – Economic Substance) (Jersey) Law 2019, it satisfied the economic substance test set out in Article 5 of that Law in relation to any such relevant activity and complies with the other requirements, or guidance notes issued under Article 5, of that Law.

17.15	No Target Company, nor any of its directors or officers in their capacity as such, have within the last four years paid or become liable to pay any material penalty, fine, surcharge or interest in connection with Taxation. No Target Company is subject to any suspended penalties.

17.16	No Tax Authority has agreed to operate any special arrangement or agreement (being an arrangement or agreement not based on a strict application of the relevant legislation) which continues to apply as at the date of this Deed in relation to a Target Company’s Tax affairs.

17.17	No Target Company has, in the past four years, utilised or agreed (whether formally or informally) any deferred payment (including any form of “time to pay” arrangement or similar arrangement in any other jurisdiction) with a Tax Authority which remains in place as at the date of this Deed.

17.18	No Target Company has engaged in, or been a party to, a scheme or arrangement of which the main purpose, or one of the main purposes, was the avoidance of Taxation or the obtaining of a Taxation advantage. No Target Company has taken part in any arrangements in respect of which any disclosure has been made or has been required to be made to any Tax Authority (including in compliance with Part 7 of the Finance Act 2004 (disclosure of tax avoidance schemes), schedule 11A of the Value Added Tax Act 1994 (disclosure of avoidance schemes) or schedule 17 of the Finance (No. 2) Act 2017 (disclosure of tax avoidance schemes: VAT and other indirect taxes) or any regulations made under that part or those schedules).

17.19	No Target Company has made or agreed to make (and there are no arrangements for it to make on or before Closing) a loan or advance within the meaning given by Chapter 3 of Part 10 CTA 2010 such that the Target Company has become liable to make a payment to any Tax Authority under the provisions of that Chapter 3 where such loan or advance remains outstanding at the date hereof (other than the Employee Loans (s 455 Loan)). No s 455 Loans have been made by a Target Company where payment to a Tax Authority under Chapter 3 of Part 10 CTA 2010 has arisen before the date hereof, but has not been made.

Groups of Companies

17.20	Each Target Company is a member of the Target Group for the purposes of Part 5 CTA 2010 and Part 5A CTA 2010 (Group relief). No Target Company has, in the last four years, been a member of any group, fiscal unity, tax consolidation or similar arrangement in any jurisdiction for any Tax purposes, other than any group consisting only of Target Companies.

Value Added Tax

17.21	Each Target Company has complied fully with its legal obligations relating to VAT, including maintaining and retaining complete, accurate and up to date records, invoices and other documents in such form and for such periods as required by law.

17.22	Each Target Company is registered and eligible to be registered as a member of a group of companies for the purposes of sections 43 to 43C Value Added Tax Act 1994 (groups of companies) of which the representative member is Kurt Geiger Limited(the Representative Member).

Employees

17.23	Each Target Company has complied with its legal obligations relating to the deduction of Tax from, and the accounting for social security contributions (or other similar amounts outside the UK) in respect of, any payments or other benefits provided (or treated for Tax purposes as being provided) to its employees and/or officers or any other person (including PAYE and National Insurance contributions and any similar amounts payable to a Tax Authority outside the United Kingdom) within the last four years.

17.24	Any amounts paid by the Target Company to, or for the direct or indirect benefit of, a person who is or who would be regarded by any Tax Authority as an employee of the Target Company, or who would be regarded as such an employee but for the involvement of an intermediary company, has been made to that person, or intermediary company as the case may be, directly and not to any company or other entity associated with that person.

17.25	Within the last four years, no Tax has arisen to any Target Company as a result of any person acquiring, holding or disposing of shares or securities or an interest in shares or securities in a Target Company where the right or opportunity to acquire the same is or was available by reason of an employment of that or any other person.

17.26	Each person who has acquired restricted securities or an interest in restricted securities in the Company or Mercury Midco 2 Limited for the purpose of section 423 ITEPA 2003 (i) has entered into a valid joint election with their relevant employer under section 431(1) ITEPA 2003) and/or (ii) has paid consideration for those securities or interest in securities at least equal to the unrestricted market value of those securities at the relevant date of acquisition.

17.27	There is no arrangement, formal or informal, for any payment to be made to, or for any benefit to be received by, any current, former or prospective employee of the Target Company in connection with the SPA or the transactions contemplated by the SPA.

17.28	No relevant step (within the meaning of Part 7A ITEPA 2003) has been taken in pursuance of, or in connection with, arrangements concerned with the provision of rewards or recognition or loans in connection with any employee or former employee (or any associate of such person) of a Target Company.

17.29	There are no trusts or other arrangements in place, whether funded or established by a Target Company or under which any employees or former employees of a Target Company or any persons associated with such employees or former employees can obtain a benefit in any form.

17.30	No Target Company is liable to pay Apprenticeship Levy.

Stamp taxes and transfer taxes

17.31	There is no instrument or document to which a Target Company is a party, or which is necessary to establish a Target Company’s rights or the Target Company’s title to any asset, which is or could become liable to stamp duty (or any similar duty or Tax in a jurisdiction outside the United Kingdom) which has not been duly stamped or in respect of which the relevant duty or Tax has not been paid

17.32	The implementation of the transactions contemplated by the SPA will not result in the withdrawal of any exemption or relief previously claimed by a Target Company in respect of any stamp duty, stamp duty land tax, land and buildings transaction tax, land transaction tax or any similar duty or Tax in a jurisdiction outside the United Kingdom.

Inheritance tax

17.33	No Target Company has ever made any transfer of value within the meaning of the IHTA 1984.

17.34	Neither the assets owned by nor the shares of the Company are subject to an outstanding Inland Revenue charge as defined in section 237 IHTA 1984.

17.35	No circumstances exist, or but for section 204(6) IHTA 1984 would exist, such that a power of sale could be exercised in relation to any assets or shares of the Company pursuant to section 212 IHTA 1984.

Schedule 4

TAX COVENANT

1. Covenant to Pay

1.1	Subject to the exclusions and limitations in paragraph 4 of this Schedule and the applicable limitations of Schedule 2, the Management Warrantors hereby covenant with the Purchaser to pay to the Purchaser an amount equal to:

(a)	any Actual Tax Liability of the Target Company:

(i)	resulting from or in respect of any Event occurring on or before Closing;

(ii)	resulting from or in respect of any Profits earned, accrued or received on or before Closing;

(iii)	in respect of any period ending on or before Closing; and

(b)	any Deemed Tax Liability of the Target Company.

1.2	Without prejudice to the generality of paragraph 1.1 and subject to the exclusions and limitations in paragraph 4 of this Schedule and the applicable limitations of Schedule 2, the Management Warrantors covenant to pay to the Purchaser the amount of any liability of the Target Company to pay any amount pursuant to an indemnity, guarantee, covenant or legally binding agreement entered into before Closing under which the Target Company has agreed to meet or pay a sum equivalent to or by reference to any other person’s (not being another Target Company) liability to Taxation (construing “liability to Taxation” to include the loss, use, setting-off or application in calculating Profits or Taxation of a Relief).

1.3	Without prejudice to the generality of paragraph 1.1 and subject to the exclusions and limitations in paragraph 4 of this Schedule and the applicable limitations of Schedule 2, the Management Warrantors covenant to pay to the Purchaser any liability to Taxation (including any liability in respect of income tax, social security contributions or other similar Taxes in any other jurisdiction (including National Insurance contributions or Apprenticeship Levy)) suffered by any member of the Purchaser Group or Target Company:

(a)	as a result of the exercise, release or cancellation of any option granted to or acquired before Closing by an employee of the Target Company, or otherwise made available by reason of an employment by the Target Company before Closing;

(b)	as a result of a Seller or any person who (for any Tax purpose) controls, or is controlled by, a Seller (“control” having the meaning ascribed to it in section 1124 CTA 2010) making a payment after Closing (otherwise than where directed to do so by, or with the express written agreement of, the Purchaser following disclosure by the Sellers or any of them of all material facts, or as expressly provided in the SPA or this Deed) to any person to the extent that, and in circumstances where, such payment constitutes, or is treated for Tax purposes as being, remuneration for acts undertaken for, or services rendered to, the Target Company by any current or former employee of the Target Company during any period or part period ending on or before Closing; or

(c)	arising directly or indirectly in consequence of:

(i)	any of the consideration received by a Seller for the sale of their Shares or the value of any other benefit or facility of any kind received by a Seller in connection with the Sale of their Shares being subject to income tax (accountable via payroll or otherwise subject to withholding or deduction at source) or any liability to any social security contributions or other similar Tax in any other jurisdiction (including National Insurance contributions or Apprenticeship Levy); or

(ii)	the failure or delay by a Seller to reimburse any amount in respect of income tax, social security contributions or other similar Tax in any other jurisdiction arising in connection with the circumstances described in sub-paragraph (a) above.

1.4	Without prejudice to the generality of paragraph 1.1 and subject to the exclusions and limitations in paragraph 4 of this Schedule and the applicable limitations of Schedule 2, the Management Warrantors covenant to pay to the Purchaser the amount of any liability to Taxation suffered by a member of the Purchaser Group or the Target Company as a result of any inheritance tax which:

(a)	is at Closing a charge on any of the shares or assets of the Target Company or gives rise to a power to sell, mortgage or charge any of the shares or assets of the Target Company; or

(b)	after Closing becomes a charge on or gives rise to a power to sell, mortgage or charge any of the shares or assets of the Target Company being a liability in respect of additional inheritance tax payable on the death of any person within seven years after a transfer of value if a charge on or power to sell, mortgage or charge any such shares or assets existed at Closing or would, if the death had occurred immediately before Closing and the inheritance tax payable as a result of such death had not been paid, have existed at Closing; or

(c)	arises as a result of a transfer of value occurring on or before Closing (whether or not in conjunction with the death of any person whenever occurring) which increased or decreased the value of the estate of the Target Company.

1.5	Without prejudice to the generality of paragraph 1.1 and subject to the exclusions and limitations in paragraph 4 of this Schedule and the applicable limitations of Schedule 2, the Management Warrantors covenant to pay to the Purchaser the amount of all reasonable costs and expenses reasonably incurred or payable by the Purchaser, any member of the Purchaser Group or the Target Company in connection with any matter for which a successful claim may be made by the Purchaser under this Schedule.

2. Quantifying a liability to Taxation

2.1	Where the Management Warrantors are liable under the Tax Covenant to make a payment to the Purchaser by reference to the amount of a liability to Taxation, that amount shall be determined as follows:

(a)	in the case of an Actual Tax Liability, the amount of the payment of or relating to Taxation; and

(b)	in the case of a Deemed Tax Liability:

(i)	in respect of the use, application or setting off of a Purchaser’s Relief that is a repayment of Tax, the amount by which such repayment is reduced; and

(ii)	in respect of the application, use or setting off of any other Purchaser’s Relief, the amount of Taxation saved as a consequence of that application, use or setting off.

3. Due Date For Payment

3.1	Amounts which are required to be paid by the Management Warrantors to the Purchaser under the Tax Covenant in respect of an Actual Tax Liability or a Deemed Tax Liability shall be paid in cleared funds on or before the date which is the later of: (i) five Business Days after written demand is made by the Purchaser; and (ii) the following date:

(a)	in the case of an Actual Tax Liability,

(i)	in the case of Taxation in respect of which there is no provision for payment by instalments, the fifth Business Day prior to the date on which the Taxation in question is payable to the relevant Tax Authority, or if earlier, the date on which the Taxation in question is in fact paid to the Relevant Tax Authority where such payment is made in order to benefit from a reduction in penalties or the amount of Taxation payable;

(ii)	in the case of Tax in respect of which there is provision for payment by instalments, each date on which an instalment of such Tax becomes payable (and so that on each such date an appropriate proportion of the amount claimed shall be paid);

(b)	in the case of a Deemed Tax Liability within paragraph 3.1(a)(i) above, the fifth Business Day prior to the date on which the repayment of Taxation would have been received; and

(c)	in the case of a Deemed Tax Liability within paragraph 3.1(a)(ii) above, the date on which the Taxation which has been saved by the application, use or setting off of the Relief would have been payable to the relevant Tax Authority.

3.2	In all other cases, amounts which are required to be paid by the Management Warrantors to the Purchaser under this Part of this Schedule shall be paid in cleared funds on or before the date which is five Business Days after written demand is made by the Purchaser.

4. Exclusions

4.1	The Tax Covenant and Tax Warranties shall not apply in respect of any liability to the extent that:

(a)	provision or reserve (other than provision or reserve for deferred Taxation) in respect of such liability was made in the Locked Box Accounts or the EV to Equity Bridge;

(b)	such liability was paid or discharged on or before Closing and such discharge or payment was taken into account in the Locked Box Accounts or the EV to Equity Bridge;

(c)	such liability arises or is increased as a result only of any change in the law (including any imposition of new Taxation or any change in the rates of Tax) or any change in the published practice of general application of any relevant Tax Authority, in each case first announced and occurring after Closing with retrospective effect;

(d)	such liability arises or is increased as a result of any change made after Closing to the Accounting Periods or the accounting policy of the Closing except where the change is necessary to conform the Closing’s accounting policies with applicable Law or generally accepted accounting practice;

(e)	such liability arises as a result of any voluntary action, transaction or omission on the part of the Purchaser or the Target Company after Closing, which was outside the ordinary course of business and which the Purchaser knew or ought reasonably to have known would give rise to, or increase, the liability in question, except that this exclusion shall not apply where any such action, transaction or omission is carried out or effected by the Purchaser or the Target Company:

(i)	pursuant to a legally binding commitment created on or before Closing;

(ii)	at the written request of any Seller; or

(iii)	in order to comply with applicable Law.

(f)	such liability arises as a result of an Event in the ordinary course of business of the Target Company concerned between the Locked Box Date and Closing;

(g)	such liability has been discharged or made good without cost or loss to any member Purchaser Group or the Target Company; or

(h)	any Relief (other than a Purchaser’s Relief) is available (at no cost to the Company or any member of the Purchaser Group) to reduce or eliminate such liability and is actually so used, provided that the Purchaser shall not be obliged to utilise any such Relief in priority to any other Reliefs then available to the Target Company or any member of the Purchaser Group if to do so would result in the loss or non-availability of any such other Relief.

4.2	The liability of each Management Warrantor in respect of any Tax Covenant Claim shall be limited as provided for in paragraph 4.1 of this Schedule and the exclusions and limitations in paragraphs 1.1, 1.3 and 1.8 of Schedule 2, except in the case of fraud or fraudulent misrepresentation by such Management Warrantor.

4.3	The provisions of Schedule 2 to this Deed shall apply to Tax Claims to the extent stated to do so subject always to paragraph 4.2 above.

5. Withholdings and deductions

5.1	All sums payable by the Management Warrantors under this Schedule or this Deed shall be paid free and clear of all deductions or withholdings whatsoever save only as may be required by law. If any deductions or withholdings in the nature of Tax are required by law to be made from payments made by Management Warrantors to the Purchaser under this Deed (a “Payment”), the relevant Management Warrantor shall pay such sum as will, after such deduction or withholding has been made, leave the amount which would have been received in the absence of any such requirement to make a deduction or withholding.

5.2	If any Payment is, or but for the availability of any Purchaser’s Relief would be, subject to Tax, the relevant Management Warrantor shall pay such sum as will, after subtraction of an amount equal to that Tax, leave a sum equal to the amount that would otherwise be payable under that obligation.

5.3	No amount shall be paid pursuant to paragraph 5.1 and/or 5.2 above to the extent that the Tax, deduction or withholding referred to:

(a)	has already been taken into account in computing the amount of the Payment; or

(b)	would not have arisen but for the Purchaser not being, or ceasing to be, solely Tax resident in the United Kingdom; or

(c)	would not have arisen but for the assignment (in whole or part) of this Agreement; or

(d)	is in respect of, or relates to, any payment of interest.

6. Conduct of claims

6.1	If any of the Management Warrantors (in their capacity as employees of the Target Company) become aware of a Relevant Tax Assessment, such Management Warrantor shall as soon as is reasonably practicable give written notice of the Relevant Tax Assessment to the Purchaser.

6.2	The Purchaser shall have full conduct to resist, appeal, compromise and otherwise deal with any Relevant Tax Assessment without further reference to the Management Warrantors. The Management Warrantors shall give such reasonable information, documentation and assistance in connection with the affairs of the Target Company as the Purchaser may reasonably and in writing request in relation to a Relevant Tax Assessment and where and to the extent such information or documentation is held by such Management Warrantor.

7. Tax computations

7.1	The Management Warrantors (in their capacity as employees of the Target Company) shall give all such reasonable assistance and supply all such information as the Purchaser may reasonably and in writing request for the purpose of enabling the Purchaser and the Target Group to: (i) make enquiries of and returns to Tax Authorities, (ii) respond to enquiries, questions and requests for information from Tax Authorities in respect of the Tax affairs of the Target Company, and (iii) to negotiate any liability the Target Company may have to Taxation in each case in respect of any period ending on or before the Closing Date and where and to the extent such information or documentation is held by such Management Warrantors.

8. W&I policy

8.1	Nothing in this Schedule shall require the Purchaser or the Target Company to take any action, or omit to take any action, which:

(a)	is not permitted under the Warranty and Indemnity Policy;

(b)	conflicts with any of the obligations under the Warranty and Indemnity Policy or with any valid and reasonable instructions of the Insurer given pursuant to the terms of the Warranty and Indemnity Policy; or

(c)	would void or vitiate the Warranty and Indemnity.

Schedule 5

TARGET COMPANY INFORMATION

Part A – The Company

Name:	Mercury Acquisitions Topco Limited
Registered Number	120272
Company Type:	Private limited company
Date of Incorporation:	15 December 2015
Country of Incorporation:	Jersey
Registered Office:	Aztec Group House, IFC6, The Esplanade, St. Helier, JE4 0QH, Jersey
Issued Share Capital:	[***]
Shareholder(s):	[***]
Directors:	[***]
Secretary:	[***]
Auditors:	None
Accounting Reference Date:	31 January
Charges:	None
Nature of Business:	Topco special purpose vehicle company.

Part B – Other Target Companies

Name:	Mercury Midco 1 Limited
Registered Number:	09918862
Company Type:	Private limited company
Date of Incorporation:	16 December 2015
Country of Incorporation:	England and Wales
Registered Office:	24 Britton Street, London, Greater London, EC1M 5UA
Issued Share Capital:	[***]
Shareholder(s):	[***]
Directors:	[***]
Secretary:	No company secretary appointed
Auditors:	[***]
Accounting Reference Date:	31 January
Charges:	None
Nature of Business:	Retail sale of leather goods in specialised stores

Name:	Mercury Midco 2 Limited
Registered Number:	09919328
Company Type:	Private limited company
Date of Incorporation:	16 December 2015
Country of Incorporation:	England and Wales
Registered Office:	24 Britton Street, London, Greater London, EC1M 5UA
Issued Share Capital:	[***]
Shareholder(s):	[***]
Directors:	[***]
Secretary:	No company secretary appointed
Auditors:	[***]
Accounting Reference Date:	31 January
Charges:	None
Nature of Business:	Retail sale of leather goods in specialised stores

Name:	Mercury Acquisitions Limited
Registered Number	09878664
Company Type:	Private limited company
Date of Incorporation:	18 November 2015
Country of Incorporation:	England and Wales
Registered Office:	24 Britton Street, London, Greater London, EC1M 5UA
Issued Share Capital:	[***]
Shareholder(s):	[***]
Directors:	[***]
Secretary:	No company secretary appointed
Auditors:	[***]
Accounting Reference Date:	31 January
Charges:	None
Nature of Business:	Retail sale of leather goods in specialised stores

Name:	Kurt Geiger Topco Limited
Registered Number:	285539
Company Type:	Private limited company
Date of Incorporation:	27 February 2024
Country of Incorporation:	Cayman Islands
Registered Office:	C/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands
Issued Share Capital:	[***]
Shareholder(s):	[***]
Directors:	[***]
Secretary:	[***]
Auditors:	[***]
Accounting Reference Date:	31 January
Charges:	None
Nature of Business:	Holding Company

Name:	Jasper Footwear Limited
Registered Number:	08794815
Company Type:	Private limited company
Date of Incorporation:	28 November 2013
Country of Incorporation:	England and Wales
Registered Office:	24 Britton Street, London, Greater London, EC1M 5UA
Issued Share Capital:	[***]
Shareholder(s):	[***]
Directors:	[***]
Secretary:	No company secretary appointed
Auditors:	[***]
Accounting Reference Date:	31 January
Charges:	[***]
Nature of Business:	Retail sale of footwear in specialised stores

Name:	KG Group Holdings Limited
Registered Number:	06500942
Date of Incorporation:	12 February 2008
Company Type:	Private limited company
Country of Incorporation:	England and Wales
Registered Office:	24 Britton Street, London, Greater London, EC1M 5UA
Issued Share Capital:	[***]
Shareholder(s):	[***]
Directors:	[***]
Secretary:	[***]
Auditors:	[***]
Accounting Reference Date:	31 January
Charges:	[***]
Nature of Business:	Retail sale of footwear in specialised stores

Name:	Kurt Geiger Limited
Registered Number:	00968046
Company Type:	Private limited company
Date of Incorporation:	10 December 1969
Country of Incorporation:	England and Wales
Registered Office:	24 Britton Street, London, Greater London, EC1M 5UA
Issued Share Capital:	[***]
Shareholder(s):	[***]
Directors:	[***]
Secretary:	[***]
Auditors:	[***]
Accounting Reference Date:	31 January
Charges:	[***]
Nature of Business:	Retail sale of footwear in specialised stores

Name:	Kurt Geiger Ireland Limited
Registered Number:	446264
Company Type:	Private limited company
Date of Incorporation:	17 September 2007
Country of Incorporation:	Ireland
Registered Office:	13-18 City Quay, Dublin 2, Dublin, Ireland
Issued Share Capital:	[***]
Shareholder(s):	[***]
Directors:	[***]
Secretary:	[***]
Auditors:	[***]
Accounting Reference Date:	31 January
Charges:	[***]
Nature of Business:	Retail sale of footwear in specialised stores

Name:	Kurt Geiger Italy SRL
Registered Number:	05772900964
Company Type:	Private limited company
Date of Incorporation:	25 May 2007
Country of Incorporation:	Italy
Registered Office:	Piazzale Cadorna, 4 20123 Milano
Issued Share Capital:	[***]
Shareholder(s):	[***]
Directors:	[***]
Secretary:	[***]
Auditors:	[***]
Accounting Reference Date:	31 January
Charges:	None
Nature of Business:	Retail sale of footwear and accessories

Name:	Kurt Geiger Germany GmbH
Registered Number:	169/2011
Company Type:	Limited liability company
Date of Incorporation:	26 July 2011
Country of Incorporation:	Germany
Registered Office:	Eschenallee 22, 14050 Berlin, Germany
Issued Share Capital:	[***]
Shareholder(s):	[***]
Directors:	[***]
Secretary:	[***]
Auditors:	[***]
Accounting Reference Date:	31 January
Charges:	None
Nature of Business:	Footwear and accessories retailer

Name:	Kurt Geiger Australia Pty Ltd
Registered Number:	166134569
Company Type:	Limited liability company
Date of Incorporation:	4 October 2013
Country of Incorporation:	Australia
Registered Office:	Level 46, Tower One - International Towers Sydney, 100 Barangaroo Avenue, Barangaroo NSW 2000
Issued Share Capital:	[***]
Shareholder(s):	[***]
Directors:	[***]
Secretary:	[***]
Auditors:	[***]
Accounting Reference Date:	31 January
Charges:	None
Nature of Business:	Footwear retailing

Name:	Kurt Geiger Hong Kong Limited
Registered Number:	2618866
Company Type:	Private limited company
Date of Incorporation:	5 December 2017
Country of Incorporation:	Hong Kong
Registered Office:	14th Floor, One Taikoo Place, 979 Kings Road, Quarry Bay, Hong Kong SAR
Issued Share Capital:	[***]
Shareholder(s):	[***]
Directors:	[***]
Secretary:	[***]
Auditors:	[***]
Accounting Reference Date:	31 January
Charges:	None
Nature of Business:	Dormant Company

Name:	Kurt Geiger USA Inc
Registered Number:	36-4898353
Company Type:	Limited liability company
Date of Incorporation:	16 November 2017
Country of Incorporation:	State of Delaware, USA
Registered Office:	Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808
Issued Share Capital:	[***]
Shareholder(s):	[***]
Directors:	[***]
Secretary:	[***]
Auditors:	[***]
Accounting Reference Date:	31 January
Charges:	[***]
Nature of Business:	Retailer and wholesaler of footwear and accessories

Name:	Kurt Geiger Shoes Limited
Registered Number:	00782686
Company Type:	Private limited company
Date of Incorporation:	28 November 1963
Country of Incorporation:	England and Wales
Registered Office:	24 Britton Street, London, EC1M 5UA
Issued Share Capital:	[***]
Shareholder(s):	[***]
Directors:	[***]
Secretary:	[***]
Auditors:	[***]
Accounting Reference Date:	31 January
Charges:	None
Nature of Business:	Activities of head offices

Name:	Carvela Limited
Registered Number:	01263859
Company Type:	Private limited company (non-trading company)
Date of Incorporation:	18 June 1976
Country of Incorporation:	England and Wales
Registered Office:	24 Britton Street, London, EC1M 5UA
Issued Share Capital:	[***]
Shareholder(s):	[***]
Directors:	[***]
Secretary:	[***]
Auditors:	[***]
Accounting Reference Date:	31 January
Charges:	None
Nature of Business:	Activities of head offices

Name:	Kurt Geiger France SAS
Registered Number:	483 727 848
Company Type:	Private limited company
Date of Incorporation:	18 August 2005
Country of Incorporation:	France
Registered Office:	29 rue du Pont, 92200 Neuilly-sur-Seine, France
Issued Share Capital:	[***]
Shareholder(s):	[***]
Directors:	[***]
Secretary:	[***]
Auditors:	[***]
Accounting Reference Date:	31 January
Charges:	None
Nature of Business:	Retailer and wholesaler of footwear and accessories

Name:	Shoeaholics Ltd
Registered Number:	02966052
Company Type:	Private limited company (non-trading company)
Date of Incorporation:	8 September 1994
Country of Incorporation:	England and Wales
Registered Office:	24 Britton Street, London, EC1M 5UA
Issued Share Capital:	[***]
Shareholder(s):	[***]
Directors:	[***]
Secretary:	[***]
Auditors:	[***]
Accounting Reference Date:	31 January
Charges:	None
Nature of Business:	Activities of head offices

Name:	Kurt Geiger Kindness Foundation
Registered Number:	13776784
Company Type:	Private limited company by guarantee without share capital use of ‘Limited’ exemption
Date of Incorporation:	1 December 2021
Country of Incorporation	England and Wales
Registered Office:	24 Britton Street, London, United Kingdom, EC1M 5UA
Issued Share Capital:	No share capital
Relevant Legal Entity	[***]
Directors:	[***]
Secretary:	No secretary appointed
Auditors:	[***]
Accounting Reference Date:	31 January
Charges:	None
Nature of Business:	Other service activities not elsewhere classified

Schedule 6

DEFINITIONS AND INTERPRETATION

1.1	Definitions. In this Deed, the following words and expressions shall have the following meanings:

Accounting Period means any period by reference to which any income, profits or gains, or any other amounts relevant for the purposes of Tax, are measured or determined;

Accounts means the audited consolidated accounts of Midco 1 and its subsidiary undertakings for the 12 month period which ended on the Accounts Date, comprising, amongst other things, a balance sheet and profit and loss account, cash flow statement, auditor’s report and notes thereto included in the Disclosure Documents;

Accounts Date means 31 January;

Accounts Relief means any Relief which has been taken into account:

(a)	as an asset of the Company in preparing the Locked Box Accounts; or

(b)	in computing (and so reducing) any provision relating to deferred Tax which appears in the Locked Box Accounts (or which but for the presumed availability of such Relief would have appeared in the Locked Box Accounts);

Actual Tax Liability means a liability of any Target Company to make or suffer an actual payment of Tax;

Apprenticeship Levy means tax that is charged under section 99 Finance Act 2016;

Automatic Transfer Regulations means (i) the UK Transfer of Undertakings (Protection of Employment) Regulations 2006 (as amended (“TUPE”), (ii) any legislation in any European jurisdiction implementing the Acquired Rights Directive (2001/23/EC) (“ARD”) or (iii) any legislation, regulations or applicable Law in any other jurisdiction which has the same or similar effect to the ARD and/or seeks to automatically transfer the employment of individuals on the transfer of the business or part of the business in which they work or on the outsourcing, insourcing or retendering of services which they are engaged in providing;

Business IPR means all material Intellectual Property Rights used by any Target Company, excluding any Owned Intellectual Property Rights, where material shall mean material in the context of the business of the Target Group taken as a whole;

Claim means any claim under or for breach of this Deed including, without limitation, any claim for breach of a Management Warranty and any Tax Covenant Claim;

Closing Disclosure Letter means the disclosure letter from the Management Warrantors (as defined therein) to the Purchaser dated the date of the Closing Date and containing (i) the same general disclosures as in the Signing Disclosure Letter and (ii) specific disclosures against the Management Warranties;

COBO Consent has the meaning given to it in paragraph 14.4 of Schedule 3;

Competition Authority means any person, governmental body, agency or authority which is or was responsible for conducting investigations pursuant to, monitoring compliance with and/or upholding and enforcing Competition Law, including, but not limited to, the UK Competition and Markets Authority, its predecessors the UK Office of Fair Trading and the UK Competition Commission, the relevant UK Secretary of State, the European Commission and the EFTA Surveillance Authority;

Competition Law means the competition or antitrust laws which are, or have been, applicable in any jurisdiction in which the Target Group conducts business or where its activities may have an effect, including, but not limited to, Articles 101(1) and 102 of the Treaty on the Functioning of the European Union and Chapters I and II of the Competition Act 1998;

Concessions means the arrangements which the Target Companies have with third parties [***];

Concession Agreements means the agreements governing the Concessions entered into between the Target Companies and third parties;

Constitutional Documents has the meaning given to it in paragraph 2.5(c) of Schedule 3;

CTA 2009 means the Corporation Tax Act 2009;

CTA 2010 means the Corporation Tax Act 2010;

Deemed Tax Liability means the use or set off of any Purchaser’s Relief in circumstances where, but for such use or set off, any Target Company would have had an Actual Tax Liability in respect of which the Purchaser would have been able to make a successful claim against the Management Warrantors under Schedule 4 of this Deed (disregarding the limitation in paragraph 1.1 of Schedule 2); provided that for the purposes of paragraph 1 of Schedule 4 of this Deed it shall be assumed that Reliefs other than any Purchaser’s Relief are, to the extent allowed by law, used in priority to any Purchaser’s Relief;

Defined Benefit Arrangement means an arrangement which exists or the provision of benefits in connection with retirement (other than any arrangement provided by the state or arising under applicable Law) other than a Money Purchase Arrangement;

Disclosed means fully and fairly disclosed with sufficient detail for the Purchaser to make a reasonably informed assessment of the nature and scope of the fact, matter or circumstance disclosed and its significance;

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Disclosure Documents means all the documents Disclosed in the Data Room;

Environment means the natural and human-made environment, including all or any of the following media, namely air (including the air within buildings or other natural or human-made structures above or below ground), water, land (including land under water and property), ecological systems and/or any living organisms (including people);

Environmental Consents means any material permit, licence, authorisation, approval, registration, notification, allowance, credit, waiver, exemption or consent required under Environmental Laws for the carrying on of the business of the Target Group and/or any other rights relating to the use or exploitation of an environmental resource;

Environmental Laws means all international, European Union, national, state, federal, regional or local laws (including common law, statute law, civil and criminal law) which are in force and binding at the date of this Deed, to the extent that they relate to Environmental Matters;

Environmental Matters means all matters relating to the pollution or protection of the Environment and/or Hazardous Substances, contamination, human health, welfare and safety (including, for the avoidance of doubt, damage, injury or harm to the Environment and/or nuisance and/or energy efficiency and climate change and/or the use and exploitation of any environmental or natural resource or Hazardous Substances);

Event means any act, transaction or omission, and any reference to an Event occurring on or before a particular date shall include events which for Tax purposes are deemed to have, or are treated or regarded as having, occurred on or before that date, the acquisition, disposal or realisation of any asset and the making of any claim relevant for taxation purposes (including entering into this Deed and Closing);

EV to Equity Bridge means the enterprise to equity value bridge in the Agreed Form;

Financial Crime Laws means all statutes and subordinate legislation and other local, state, national, federal, international or EU laws, regulations, directives, conventions, by-laws, rules, guidance notes, codes, orders, common law, decisions and/or judgments insofar as they relate to anti-bribery and corruption, anti-money laundering, counter-terrorism financing, the prevention of the criminal facilitation of tax evasion, tax evasion, fraud and/or financial or trade sanctions, embargoes and export controls (including, for the avoidance of doubt, the UK Bribery Act 2010 and the UK Criminal Finances Act 2017 and the Economic Crime and Corporate Transparency Act 2023);

Financial Debt means borrowings and indebtedness in the nature of borrowings (including by way of acceptance credits, discounting or similar facilities, loan stocks, bonds, debentures, notes, overdrafts or any similar arrangements the purpose of which is to raise money) owed to any banking, financial, acceptance credit, lending or other similar institution or organisation;

Hazardous Substances means any natural or artificial substance, material or organism (whether solid, liquid, gas or otherwise and whether alone or in combination with any other substance, material or organism) capable of causing harm to human health and/or the Environment (including, for the avoidance of doubt, asbestos containing materials, noise, light, radiation, heat, vibrations, invasive species, waste, ozone depleting substances, carbon dioxide and/or any other greenhouse gases);

IHTA 1984 means the Inheritance Tax Act 1984;

ITEPA 2003 the Income Tax (Earnings and Pensions) Act 2003;

Individual Product Claim has the meaning given to it in paragraph 8.3 of Schedule 3;

Insurer means [***];

Intellectual Property Rights means all copyright, moral rights, design rights, registered designs, database rights, patents, rights in inventions, utility models, business names, trade marks, service marks, trade names, rights in logos, rights arising in domain names, know-how, trade secrets and rights in confidential information and any other intellectual property rights of a similar nature and all registrations, applications and rights to apply for any of them which may subsist anywhere in the world;

IR35 Legislation means the legislation governing the taxation of off-payroll workers as set out in the Finance Act 2000, the Income Tax (Earnings and Pensions) Act 2003 and the Social Security Contributions (Intermediaries) Regulations 2000 (as each may be subsequently amended) and other related, supporting or consequential statute, regulation, secondary legislation or regulatory guidance relating thereto;

IT Systems means:

(a)	computer, telecommunications and network equipment used in the business of a Target Company (including PCs, mainframes, servers and printers); and

(b)	software written or customised specifically for a Target Company and off-the-shelf software applications used by the Company (but excluding all standard office application software used by the Company, including word processing, email, calendar, customer relationship management, spreadsheet and database functions);

Law means any statute, law, rule, regulation or directive issued, administered or enforced by any Governmental Entity and any other local, state, national, federal, international or EU laws, regulations, directives, common law, decisions and/or judgments (and, for the avoidance of doubt, shall not include any guideline, ordinance, code, policy, publication or other document, promulgation or communication issued, administered or enforced by any Governmental Entity);

Lease means each of the leases of those of the Properties which are leasehold;;

Management Warranties means the warranties given by the Management Warrantors as set out in Schedule 3;

Material Contract means any subsisting material contract (excluding leases, licences to occupy and concession agreements for the occupation of the Properties), arrangement or agreement to which any Target Company is a party and which involves or is likely to involve expenditure by, or revenues to, any Target Company totalling in excess of £[***] per annum (including VAT);

Midco 2 means Mercury Midco 2 Limited, a private limited company incorporated under the laws of England (registered number 09919328), whose registered office is at 24 Britton Street, London, Greater London, EC1M 5UA;

Midco 2 Individual Shares means the class B ordinary shares with a nominal value of £1.00 each in the capital of Midco 2;

Money Purchase Arrangement means an arrangement under which the rate or amount of benefits payable is only calculated by reference to payments made by or on behalf of a Relevant Person and which are not calculated by any reference to a Relevant Person’s length of service, final salary or average earnings;

Modern Slavery Laws means any laws, regulations, conventions or codes in any part of the world (in each case having the force of law) related to combating slavery and human trafficking, including the UK’s Modern Slavery Act 2015;

Non-Tax Claim means a Claim other than a Tax Claim;

Notice has the meaning given to it in clause 9.1;

Owned Intellectual Property Rights means all material Registered Intellectual Property Rights and material Unregistered Intellectual Property Rights, where material shall mean material in the context of the business of the Target Group taken as a whole;

Payment has the meaning given to it in paragraph 5.1 of Schedule 4;

Planning Acts means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990, the Planning and Compensation Act 1991, the Planning and Compulsory Purchase Act 2004, the Planning Act 2008, the Localism Act 2011 and any other town and country planning or related legislation and any statute amending, consolidating or replacing any of the aforementioned acts them for the time being in force together with such equivalent Scottish, Welsh, Irish and/or US legislation and statutes;

Planning Agreements or Obligations means planning agreements or obligations in relation to the Properties under section 18 of the Public Health Act 1936, section 52 of the Town and Country Planning Act 1971, section 38 or section 278 of the Highways Act 1980, section 33 of the Local Government (Miscellaneous Provisions) Act 1982, section 106 of the Town and Country Planning Act 1990, section 104 of the Water Industry Act 1991, Part II of the Planning Act 2008 or any provision in legislation of a similar nature (including but not limited to equivalent Scottish, Welsh, Irish and/or US legislation);

Policies has the meaning given to it in paragraph 8.6 of Schedule 4;

Proceedings has the meaning given to it in paragraph 16.1 of Schedule 3;

Products has the meaning given to it in paragraph 8.3 of Schedule 3;

Profits means income, profits, gains (including capital gains) or the value of supplies and any other consideration, value or receipts used or charged for taxation purposes.

Properties means the leasehold properties which are listed at documents [***] (in the folder titled [***]) and [***] (in the folder titled [***])

Purchaser’s Relief means any Accounts Relief and any Relief which either:

(a)	arises to any Target Company in respect of any Event occurring or period ending (or part thereof falling) after the Locked Box Date up to and including Closing to the extent that such Relief arises in the ordinary course of business of the relevant Target Company;

(b)	arises to any Target Company in respect of any Event occurring or period ending (or part thereof falling) after Closing; or

(c)	arises to the Purchaser or a company which is a member of the same group of companies as, or is otherwise connected or associated with, the Purchaser for any Taxation purposes (other than any Target Company);

Registered Intellectual Property Rights means all Intellectual Property Rights which are registered, or applied for, in the name of any Target Company anywhere in the world;

Relevant Accounting Standards means Financial Reporting Standard 102 - The Financial Reporting Standard applicable in the UK and the Republic of Ireland as issued by the Financial Reporting Council and in force for the Accounting Period ended on the Accounts Date;

Relevant Person means any current or past employee, officer or director of any Target Company;

Relevant Tax Assessment means a Tax Assessment which may give rise to a Tax Claim;

Relief means any relief, exemption, allowance, set-off, deduction or credit relevant to the computation of any liability to make a payment of or relating to Taxation or any repayment of tax;

Representative Member has the meaning given to it in paragraph 17.22 of Schedule 3;

Returns has the meaning given to it in paragraph 17.9 of Schedule 3;

s. 455 Loan has the meaning given to it in paragraph 17.19 of Schedule 3;

Senior Employee means any employee of the Target Group with a base remuneration in excess of £[***] per annum;

Signing Disclosure Letter means the disclosure letter from the Management Warrantors (as defined therein) to the Purchaser dated the date of this Deed and containing (i) certain general disclosures, and (ii) certain specific disclosures against the Management Warranties;

SPA means the sale and purchase deed relating to the sale and purchase of the entire issued share capital of the Company, between the Purchaser and, amongst others, the Management Warrantors and dated on or about the date of this Deed;

Target Group means all of the Target Companies, taken as a whole;

Tax Assessment means any notice, demand, assessment (including self-assessment), return, accounts, letter or other document or action taken indicating that:

(a)	the Purchaser or the Target Company is or may be placed under a liability; or

(b)	any Relief or right to repayment of Taxation of the Target Company is or may be lost set off or applied in computing Profits or Taxation; or

(c)	any of the assets of the Target Company or the Purchaser (including any shares in the Target Company) are subject to any charge or any power of sale, mortgage or charge resulting from or in consequence of any liability to inheritance tax.

Tax Authority means any taxing or other authority (whether within or outside the United Kingdom) competent to impose any liability to Tax or assess or collect any Tax;

Tax Claim means a claim for breach of one or more of the Tax Warranties or a Tax Covenant Claim;

Tax Covenant means the covenants in paragraph 1 of Schedule 4;

Tax Covenant Claim means a claim under paragraph 1 of Schedule 4;

Tax Liability means an Actual Tax Liability or a Deemed Tax Liability;

Tax Warranties means the warranties as set out in paragraph 17 of Schedule 3.

TCGA 1992 means the Taxation of Chargeable Gains Act 1992;

Unregistered Intellectual Property Rights means all Intellectual Property Rights owned by a Target Company anywhere in the world, excluding any Registered Intellectual Property Rights;

VAT means value added tax charged under VATA 1994 or any other Tax as may be levied in any jurisdiction in accordance with (but subject to derogations from) EU Directive 2006/112/EC or any similar, replacement or additional tax in any jurisdiction;

VATA 1994 means the Value Added Tax Act 1994; and

Warranty and Indemnity Insurance Policy means the warranty and indemnity insurance policy arranged by the Purchaser with the Insurer on or about the date of this Deed with policy number [***].

1.2	Interpretation.

In this Deed, unless the context otherwise requires:

(a)	references to a person include any individual, firm, body corporate (wherever incorporated), government, state or agency of a state or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality);

(b)	headings do not affect the interpretation of this Deed; the singular shall include the plural and vice versa; and references to one gender include all genders;

(c)	references to any English legal term or concept shall, in respect of any jurisdiction other than England, be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction;

(d)	references to sterling or pounds sterling or £ are references to the lawful currency from time to time of England;

(e)	any time or date shall, unless otherwise specified, be construed as a reference to the time or date prevailing in England;

(f)	a particular government or statutory authority shall include any entity which is a successor to that authority;

(g)	the phrase to the extent shall mean “if, but only to the extent”;

(h)	for the purposes of applying a reference to a monetary sum expressed in sterling, an amount in a different currency shall be deemed to be an amount in sterling translated at the Exchange Rate (as defined in the SPA) at the relevant date; and

(i)	any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.3	Schedules. The Schedules comprise schedules to this Deed and form part of this Deed.

1.4	Inconsistencies. Where there is any inconsistency between the definitions set out in this Schedule and the definitions set out in any clause or any other Schedule, then, for the purposes of construing such clause or Schedule, the definitions set out in such clause or Schedule shall prevail.

IN WITNESS whereof this Deed has been duly executed by the parties and is intended to be and is hereby delivered on the date first above written.

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